                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 and 15(d) of the
                        Securities Exchange Act of 1943

Date of Report  (Date of earliest event
reported):  September 28, 1994



                      BROWN & SHARPE MANUFACTURING COMPANY
                      ------------------------------------
             (Exact name of Registrant as specified in its charter)


          DELAWARE                        1-5881              050113140
          --------                                            ---------
(State or other jurisdiction of         (Commission       (I.R.S. Employer
incorporation of organization)          File Number)     Identification No.)

   Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island  02852
   -------------------------------------------------------------------------
             (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code    401-886-2000

Item 1.  Changes in Control of the Registrant
         ------------------------------------

     The Registrant believes that a Change in Control has not occurred.
However, see Item 2 of this Form 8-K regarding a substantial change in ownership of the common stock of the Company that has occurred in conjunction with the acquisition reported herein.


Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

     Brown & Sharpe Manufacturing Company, together with its subsidiary Brown & Sharpe International Capital Corporation, acquired on September 28, 1994, the stock of DEA S.p.A., an Italian corporation and its related metrology business from Finmeccanica S.p.A., an Italian corporation. The business of DEA S.p.A. and its subsidiaries ("DEA") is headquartered in Turin, Italy.

     The purchase was pursuant to the provisions of the Acquisition Agreement dated as of June 10, 1994 between the Company and Finmeccanica S.p.A., as amended by Amendment dated July 31, 1994 (the "DEA Acquisition Agreement"), copies of which are filed as exhibits to this Report.

     The purchase price paid by Brown & Sharpe was the delivery to Finmeccanica S.p.A. at the Closing of 3,450,000 shares of Class A Common Stock of Brown & Sharpe. In addition, the DEA Acquisition Agreement provides for a post-closing purchase price adjustment pursuant to which additional shares of Class A Common Stock of Brown & Sharpe may, under the specified circumstances, be required to be delivered to Finmeccanica S.p.A. The purchase price was determined through negotiation by the parties. The terms of the post-closing purchase price adjustment provisions are based on a comparison of adjusted net asset value (as defined in the DEA Acquisition Agreement) of DEA as of June 30, 1993 and adjusted net asset value of DEA as of the Pricing Date (as defined and calculated in accordance with a formula in the DEA Acquisition Agreement) and after taking into account the reduction of net assets as of the Pricing Date by virtue of the non-recourse factoring of a mutually agreed amount of receivables of DEA prior to the Pricing Date (and after reflecting an additional adjustment relating to any difference between the estimated Pricing Date amount of indebtedness of DEA to be discharged by Finmeccanica and the actual amount, as finally determined, of such indebtedness as of the Pricing Date). If the post-closing adjustment indicates an increase or a decrease in the purchase price, then either the Combined Company (the term the "Combined Company" refers to Brown & Sharpe Manufacturing Company and (unless the context otherwise requires) its consolidated subsidiaries (including DEA) after giving effect to the DEA Acquisition) will issue to Finmeccanica an additional number of shares of Class A Common Stock with a value equal to such positive difference or Finmeccanica will make a cash payment to the Combined Company, equal to such negative difference. However, if such positive or negative difference is less than $500,000, no adjustment will be made. The amount of any purchase price adjustment will be conclusively determined, subsequent to the closing date of the DEA Acquisition, based upon the specified calculations and the audited combined balance sheet as of the Pricing Date of DEA and its subsidiaries as determined under the procedures set forth in the DEA Acquisition Agreement. The DEA Acquisition Agreement also provided that prior to the closing Finmeccanica was required to assume or discharge all indebtedness for borrowed money of DEA other than an amount of indebtedness net of cash in excess of L0.8 billion, to remain outstanding on the closing, which amount is determined as of July 31, 1994 (the "Pricing Date") pursuant to a formula in the DEA Acquisition Agreement. Brown & Sharpe estimates that approximately $13.8 million aggregate principal amount of DEA indebtedness will remain outstanding at the closing.

     Immediately after the DEA Acquisition (prior to the post-closing adjustment, if any, for the DEA Acquisition purchase price), various members of the Sharpe family, including Henry D. Sharpe, Jr. and Henry D. Sharpe, III (each of whom is a director of the Company), held approximately 483,966 shares of Class A Common Stock and approximately 161,320 shares of Class B Common Stock, representing approximately 7.5% of the outstanding aggregate equity in the Combined Company and approximately 15.5% of the combined voting power of the Combined Company's outstanding common stock, and Finmeccanica held 3,450,000 shares of Class A Common Stock, representing approximately 39.9% of the outstanding aggregate equity of the Combined Company and approximately 25.5% of the combined voting power of the Combined Company's outstanding common stock. In addition, approximately 446,883 shares of Class A Common Stock and approximately 247,139 shares of Class B Common Stock were held for the employee benefit plan participants under various employee benefit plans maintained by Brown & Sharpe and its subsidiaries. Finmeccanica has the right to designate three nominees for election to the Combined Company's Board of Directors (which will be increased from seven to ten directors) and has certain rights and obligations with respect to the election of directors, as provided in the Shareholder Agreement (and described below).

     The acquired assets represent the assets of DEA used in the manufacturing and marketing of high precision coordinate measuring machines ("CMMs") and related accessories, software and services. These assets include the CMM manufacturing facilities in Italy, the sales and distribution facilities outside Italy (all such facilities being leased) and the receivables, inventories and other assets used in the CMM business. The Company intends to use the acquired assets to engage in the worldwide CMM business, complementing the Brown & Sharpe worldwide CMM business.

     DEA, a worldwide leader in the manufacturing and marketing of high precision CMMs and related accessories, software and services, derives over half of its revenues from medium-to-large vertical and horizontal-arm CMMs used principally in automotive and aerospace end markets and also derives a significant portion of its revenues through the sale of upgrades, enhancements, replacement parts and services. The Company believes that DEA's large vertical and horizontal CMM products, as well as DEA's distribution capabilities in Europe, South America, the Middle East, India and China, will complement and strengthen the Company's CMM product line and distribution network.

     In connection with the DEA Acquisition, Brown & Sharpe and Finmeccanica entered into a Shareholders Agreement dated September 28, 1994 (the "Shareholders Agreement") providing Finmeccanica with certain rights and obligations with respect to its ownership of shares in the Combined Company. Finmeccanica is prohibited from acquiring any shares of the Combined Company's stock if such acquisition will increase Finmeccanica's ownership above approximately 40% on a fully-diluted basis (as defined in the Shareholders Agreement) until December 31, 1998, or earlier upon the happening of certain specified events. The Shareholders Agreement provides preemptive rights to Finmeccanica so long as it owns at least 862,500 shares of the Combined Company's Class A Common Stock, such that the Combined Company may not issue any shares of its Class A Common Stock or equity securities exercisable, exchangeable or convertible into shares of Class A Common Stock ("Derivative Securities") to any third party, other than certain specified exclusions (including shares issued on conversion of the Combined Company's 9 1/4% Convertible Subordinated Debentures due 2005 and up to 400,000 shares issuable upon the exercise of stock options granted to employees under the Combined Company's benefit plans), without first offering to Finmeccanica the right to purchase that percentage of the Combined Company's equity securities such that Finmeccanica's percentage ownership of the Combined Company's common stock on a fully diluted basis (as defined in the Shareholders Agreement) remains constant. In addition, Finmeccanica will not sell any of the Combined Company's equity securities to any third party until the expiration of two years after the closing of the DEA Acquisition, and upon the expiration of such two-year period, may sell securities to a third party only after offering the Combined Company the opportunity to purchase such shares (other than sales pursuant to a registered public offering pursuant to Finmeccanica's registration rights and sales pursuant to Rule 144 under the Securities Act of 1933).

     The Shareholders Agreement also provides that the Combined Company will increase the number of its directors from seven to ten and will use reasonable best efforts to cause to be elected to the board of directors three nominees designated by Finmeccanica for respective terms expiring at the 1995, 1996, and 1997 annual meetings of stockholders. At such time as Henry D. Sharpe, Jr. ceases to be a director of the Combined Company, Finmeccanica will thereafter be entitled to only a total of two nominees on the board plus a third nominee, who may not be an employee of Finmeccanica but shall be an experienced executive or advisor to industrial businesses, selected by Finmeccanica subject to approval by the board of directors of the Combined Company, that may not be unreasonably withheld. In any event, Finmeccanica shall be entitled to two nominees on the board of directors while it owns at least 1,250,000 shares of the Combined Company's Class A Common Stock and one nominee on the board of directors while it owns at least 375,000 shares of the Combined Company's Class A Common Stock. Under the terms of a letter agreement between Henry D. Sharpe, Jr. and Finmeccanica, Henry D. Sharpe, Jr. agreed to vote all shares of the Combined Company's stock as to which he has sole voting power in favor of the Finmeccanica nominees on the Combined Company's board of directors. The Shareholders Agreement provides that Finmeccanica will vote its shares of Class A Common Stock in favor of the election as directors of the Combined Company of all the nominees selected by the Combined Company's board of directors.

     The DEA Acquisition Agreement provides that for a period of five years after the closing date of the DEA Acquisition, neither Finmeccanica nor any of its affiliates will directly or indirectly acquire more than a 20% ownership interest in any business, venture or activity which competes with the metrology business relating to CMMs (including parts and accessories) being conducted or proposed to be conducted by DEA at the closing date of the DEA Acquisition or relating to metrology products performing functions similar to those of the products manufactured and sold by DEA. These noncompetition provisions will terminate if Brown & Sharpe no longer owns a greater than 50% ownership interest in DEA. Finmeccanica will not be in breach of the noncompetition provision of the DEA Acquisition Agreement if it or any of its affiliates acquires or invests in any company which includes among its business operations the manufacture and sale of metrology products performing functions similar to those of the products manufactured and sold by DEA to the extent that sales of such products constitute only an immaterial portion of the total revenues of the acquired business. In the DEA Acquisition Agreement, Finmeccanica represents to Brown & Sharpe that it has no present intention of acquiring any such company.

     The DEA Acquisition Agreement also provides that for a period of three years after the closing date of the DEA Acquisition Finmeccanica will not, without the prior written consent of Brown & Sharpe, employ any person who is an employee of Brown & Sharpe (including DEA and its subsidiaries) or any subsidiary, group or division of Brown & Sharpe (including DEA and its subsidiaries) unless such person has been terminated by DEA or its subsidiaries.

     The DEA Acquisition Agreement provides that Brown & Sharpe and Finmeccanica will, for the periods specified in the DEA Acquisition Agreement, none of which are shorter than 21 months after the closing of the DEA Acquisition, indemnify each other against up to $10.0 million (less the first $500,000) resulting from the inaccuracy of representations and warranties cover matters relating to the respective business, financial statements, material contracts, compliance with law and other items customary in transactions of this type), breach of nonfulfillment of any agreement of covenant contained in or required to be entered into in connection with the DEA Acquisition Agreement, and certain environmental and tax claims, if any. Finmeccanica will also indemnify Brown & Sharpe for the amount by which certain of the liabilities of DEA exceeds limits provided for in the purchase price provisions of the DEA Acquisition Agreement.

     The above description of certain terms of the DEA Acquisition Agreement and certain terms of the Shareholders Agreement does not summarize all the terms of such Agreements and is qualified in its entirety by reference to the full text thereof, copies of which are included as Exhibits 1, 1.1 and 2 to this Report and incorporated by reference herein.


Item 5.  Other Events
         ------------

     As of September 28, 1994, the date of purchase of DEA reported in Item 2 of this Form 8-K, the Registrant has completed material changes in its debt structure.

     In conjunction with the DEA acquisition, Brown & Sharpe completed new long-term and short-term financing arrangements including: closing on a $8.5 million, 5 year term - 10 year amortization, mortgage secured by Brown & Sharpe's facility in North Kingstown, Rhode Island; obtaining $25 million of three-year term loans with $6.7 million borrowed from San Paolo Bank and $18.3 million borrowed from Banca Commerciale Italiana, both loans having interest as periodically selected by Brown & Sharpe at the rate of libor plus 0.6% or prime for each of the banks, and both of which loans are guaranteed by Finmeccanica S.p.A.; and restructured the Foothill Capital Corporation $15 million secured revolving credit facility, increasing it to $25 million with a termination date of September 30, 1997 and providing for the pledge of additional collateral, namely 65% of the shares of stock of DEA and also the accounts receivables, inventories and certain other assets of the United States subsidiary of DEA S.p.A. As of October 1, 1994 there were no borrowings outstanding under the Foothill Capital Corporation secured revolving credit facility (borrowings thereunder as of September 28, 1994 were repaid by the Company).

     Brown & Sharpe has received letters of assurance from five of the Italian banks providing the existing DEA Lines of Credit with respect to their maintenance of such lines, totaling approximately the equivalent of $10 million, for DEA S.p.A. In addition, Brown & Sharpe is in discussions with several other banks currently providing DEA Lines of Credit, and expects that the DEA S.p.A. Lines of Credit that will be available will be at least $15 million.


Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits
         -------------------------------------------------------------------

(a) Financial Statements of Business Acquired (Provided to the Company by Finmeccanica S.p.A.)


                                                                          Page
                                                                          ----
  Report of Independent Accountants -- 1991 -- Coopers & Lybrand.......     7

  Report of Independent Accountants -- 1992 -- Price Waterhouse........     8

  Report of Independent Auditors -- 1992 and 1993 -- Reconta Ernst &
   Young...............................................................     9

  Combined Balance Sheet at December 31, 1992, 1993, and June 30, 1994
   (Unaudited).........................................................    10

  Combined Statement of Operations for the Years Ended December 31,
   1991, 1992, and 1993, and for the Six Months Ended June 30, 1993
   (Unaudited) and 1994 (Unaudited)....................................    11

  Combined Statement of Cash Flows for the Years Ended December 31,
   1991, 1992, and 1993, and for the Six Months Ended June 30, 1993
   (Unaudited) and 1994 (Unaudited)....................................    12

  Combined Statement of Changes in Divisional Deficit for the Years
   Ended December 31, 1991, 1992, and 1993, and for the Six Months
   Ended June 30, 1993 (Unaudited) and 1994 (Unaudited)................    13

  Notes to Combined Financial Statements...............................  14 - 31

(b)  Pro Forma Financial Information


                                                                          Page
                                                                          ----
  Pro Forma Combined Statement of Income (Loss) for the Six Months
   Ended July 2, 1994..................................................    32

  Pro Forma Combined Statement of Income (Loss) for the Year Ended
   December 25, 1993...................................................    33

  Pro Forma Combined Balance Sheet at July 2, 1994.....................    34

  Notes to Pro Forma Combined Financial Statements.....................  35 - 38


(c)  Exhibits

1. Acquisition Agreement dated as of June 10, 1994 between the Company and Finmeccanica S.p.A. (reference is made to Exhibit No. 1 to Report on Form 8-K dated June 27, 1994, which is hereby incorporated by reference).

1.1 Amendment dated July 31, 1994 to Exhibit No. 1 (reference is made to Exhibit No. 10.1.1. to Report on Form 10-Q/A dated July 2, 1994, which is hereby incorporated by reference)

2. Shareholders Agreement dated September 28, 1994 between the Company and Finmeccanica S.p.A. (reference is made to Exhibit No. 2 to Report on Form 8-K dated June 27, 1994, which is hereby incorporated by reference).

3. Letter Agreement of Henry D. Sharpe, Jr. dated September 28, 1994 entered into pursuant to the Acquisition Agreement listed as Exhibit 1 above.

                                   Signature


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused the report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 Brown & Sharpe Manufacturing Company



                                 By: /s/ Charles A. Junkunc
                                     ------------------------------------------
                                     Charles A. Junkunc
                                     Vice President and Chief Financial Officer

October 13, 1994

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder and
Board of Directors of
DEA S.p.A.

  We have audited the accompanying combined statements of operations, cash flows and changes in divisional deficit of the DEA Metrology Activities of Finmeccanica, as described in Note 1, for the year ended December 31, 1991. These financial statements are the responsibility of the DEA S.p.A. management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined results of operations and cash flows of the DEA Metrology Activities of Finmeccanica for the year ended December 31, 1991 in conformity with accounting principles generally accepted in the United States.

                                          Coopers & Lybrand

Turin, Italy
October 22, 1993

                       REPORT OF INDEPENDENT ACCOUNTANTS

October 5, 1993
Toledo, Ohio

To the Board of Directors of
Elsag Bailey, Inc.

  In our opinion, the accompanying statement of division assets, liabilities and equity (deficit) and the related statements of operations and accumulated deficit and of cash flows present fairly, in all material respects, the financial position of Digital Electronic Automation, a division of Elsag Bailey, Inc., at December 31, 1992, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the management of Elsag Bailey, Inc. and Digital Electronic Automation; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made be management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

  Digital Electronic Automation is a division of Elsag Bailey, Inc., which is a member of a group of affiliated companies and, as disclosed in the financial statements, has extensive transactions and relationships with members of the group. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

  As described in Note 7, Brown & Sharpe Manufacturing Company has entered into a non-binding letter of intent to purchase certain net assets of Finmeccanica's DEA Group, of which Digital Electronic Automation is a part.

Price Waterhouse

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
DEA S.p.A.

  We have audited the combined balance sheets of the DEA Metrology Activities of Finmeccanica as described in Note 1, as of December 31, 1993 and 1992, and the related combined statements of operations, divisional deficit and cash flows for the years then ended. These combined financial statements are the responsibility of the management of DEA S.p.A. Our responsibility is to express an opinion on these combined financial statements based on our audit. We did not audit the financial statements of Digital Electronic Automation (U.S.A.), a division of Elsag Bailey Inc., for the year ended December 31, 1992 which statements reflect total assets of Lire 28,525 million and total revenues of Lire 30,990 million for the year then ended. Those statements were audited by other auditors, whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Digital Electronic Automation (U.S.A.), a division of Elsag Bailey Inc., at December 31, 1992 is based solely on the report of the other auditors.

  We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

  As more fully described in Note 5, the DEA Metrology Activities is one of many divisions of Finmeccanica S.p.A. and its subsidiaries and has material transactions with the affiliated companies of IRI, an Italian State holding company which has a controlling interest in Finmeccanica S.p.A.

  In our opinion, based on our audit and the report of the other auditors on the December 31, 1992 financial statements, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the DEA Metrology Activities of Finmeccanica, as described in Note 1, at December 31, 1993 and 1992 and the combined results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

  As discussed in Note 19 to the combined financial statements, the DEA Metrology Activities of Finmeccanica has a history of recurring losses from operations and a net asset deficiency which raise substantial doubt about its ability to continue as a going concern without the continued financial support of Finmeccanica S.p.A. Management's plans as to these matters are also described in Note 19. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          Reconta Ernst & Young

Turin, Italy

March 18, 1994, except for the
information expressed in U.S.
Dollars referred to in Note 1,
as to which the date is
June 30, 1994

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

                             COMBINED BALANCE SHEET

             (ITALIAN LIRE IN MILLIONS, U.S. DOLLARS IN THOUSANDS)

                                         AT DECEMBER 31,             AT JUNE 30,
                                    ----------------------------  ------------------
                                      1992      1993      1993      1994      1994
                                    --------  --------  --------  --------  --------
                                                                     (UNAUDITED)
           ASSETS
Current assets:
Cash and cash equivalents....       L  4,304  L 10,549  $  6,651  L  7,682  $  4,844
Accounts receivable, net of
 allowance for doubtful
 debts.......................         74,751    83,732    52,794    71,939    45,359
Other receivables from
 affiliates..................         13,383       --        --        --        --
Inventories..................         68,709    67,088    42,300    66,315    41,813
Other current assets.........          6,411     9,852     6,213     9,746     6,144
                                    --------  --------  --------  --------  --------
Total current assets.........        167,558   171,221   107,958   155,682    98,160
                                    --------  --------  --------  --------  --------
Non-current assets:
Property, plant and
 equipment, net of
 accumulated depreciation....          9,558     9,341     5,890     8,617     5,433
Other assets and deferred
 charges.....................          7,339     6,096     3,843     5,060     3,191
                                    --------  --------  --------  --------  --------
Total non-current assets.....         16,897    15,437     9,733    13,677     8,624
                                    --------  --------  --------  --------  --------
Total assets.................       L184,455  L186,658  $117,691  L169,359  $106,784
                                    ========  ========  ========  ========  ========
 LIABILITIES AND DIVISIONAL DEFICIT
Current liabilities:
Borrowings and current
 maturities of debt..........       L 21,244  L 47,083  $ 29,687  L 38,150  $ 24,054
Accounts payable.............         33,653    25,932    16,351    23,580    14,868
Other payables to affiliates.         78,596    71,288    44,948    83,507    52,653
Accrued expenses and other
 liabilities.................         29,504    24,988    15,755    20,980    13,228
                                    --------  --------  --------  --------  --------
Total current liabilities....        162,997   169,291   106,741   166,217   104,803
                                    --------  --------  --------  --------  --------
Non-current liabilities:
Long-term debt...............         20,207    12,384     7,808     5,749     3,625
Termination indemnities......         11,346    11,968     7,546    12,561     7,920
                                    --------  --------  --------  --------  --------
Total non-current
 liabilities.................         31,553    24,352    15,354    18,310    11,545
                                    --------  --------  --------  --------  --------
Total liabilities............        194,550   193,643   122,095   184,527   116,348
                                    --------  --------  --------  --------  --------
Divisional deficit:
Finmeccanica S.p.A.
 investment in Division......         49,685    36,540    23,039    31,547    19,891
Accumulated deficit..........        (56,514)  (40,632)  (25,619)  (44,110)  (27,812)
Foreign currency translation
 adjustment..................         (3,266)   (2,893)   (1,824)   (2,605)   (1,643)
                                    --------  --------  --------  --------  --------
Total divisional deficit.....        (10,095)   (6,985)   (4,404)  (15,168)   (9,564)
                                    --------  --------  --------  --------  --------
Total liabilities and
 divisional deficit..........       L184,455  L186,658  $117,691  L169,359  $106,784
                                    ========  ========  ========  ========  ========

 The convenience translation into U.S. Dollars has been made using the exchange rate of 1,586 Italian Lire to U.S. $1 existing at June 30, 1994.

                  See notes to combined financial statements.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

                        COMBINED STATEMENT OF OPERATIONS

             (ITALIAN LIRE IN MILLIONS, U.S. DOLLARS IN THOUSANDS)

                                YEAR ENDED DECEMBER 31,           SIX MONTHS ENDED JUNE 30,
                          --------------------------------------  ----------------------------
                            1991      1992      1993      1993      1993      1994      1994
                          --------  --------  --------  --------  --------  --------  --------
                                                                         (UNAUDITED)
Net sales...............  L117,662  L124,749  L178,297  $112,419   L79,387   L71,494   $45,078
Cost of products sold...    93,561    83,922   114,363    72,108    48,584    46,548    29,349
Selling, general and
 administration.........    35,388    39,873    48,764    30,747    28,707    24,573    15,494
Restructuring costs.....       --      2,949       823       518       --        --        --
Depreciation and
 amortization...........     5,641     5,718     5,690     3,588     2,723     2,247     1,417
                          --------  --------  --------  --------  --------  --------  --------
                           134,590   132,462   169,640   106,961    80,014    73,368    46,260
Operating (loss) income.   (16,928)   (7,713)    8,657     5,458      (627)   (1,874)   (1,182)
Interest expense, net...   (12,086)  (11,731)   (9,918)   (6,253)   (4,901)   (5,416)   (3,415)
Other (expenses) income,
 net....................    10,688    (4,789)   (2,599)   (1,639)   (1,744)     (299)     (188)
                          --------  --------  --------  --------  --------  --------  --------
Net loss................  L(18,326) L(24,233) L (3,860) $ (2,434) L (7,272) L (7,589) $ (4,785)
                          ========  ========  ========  ========  ========  ========  ========


 The convenience translation into U.S. Dollars has been made using the exchange rate of 1,586 Italian Lire to U.S. $1 existing at June 30, 1994.

                  See notes to combined financial statements.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

                        COMBINED STATEMENT OF CASH FLOWS

             (ITALIAN LIRE IN MILLIONS, U.S. DOLLARS IN THOUSANDS)

                               YEAR ENDED DECEMBER 31,           SIX MONTHS ENDED JUNE 30,
                          ------------------------------------  ----------------------------
                            1991      1992     1993     1993     1993       1994      1994
                          --------  --------  -------  -------  -------  ----------- -------
                                                                         (UNAUDITED)
Cash provided by (used
 in) operations:
 Net loss...............  L(18,326) L(24,233) L(3,860) $(2,434) L(7,272)   L(7,589)  $(4,785)
Adjustments to reconcile
 net income to net cash
 provided:
 Depreciation and
  amortization..........     5,641     5,718    5,690    3,588    2,723      2,247     1,417
 Provision for
  termination
  indemnities...........     2,609     2,247    2,037    1,284    1,117      1,132       714
 Gain on sale of fixed
  assets................   (11,553)     (652)       2        1      (14)        11         7
 Government grant
  accrued...............       --       (500)  (2,410)  (1,520)     --         --        --
Changes in operating
 assets and liabilities:
 (Increase) decrease in
  accounts receivable...    24,309   (22,293)  (8,981)  (5,663)   2,576     11,793     7,436
 (Increase) decrease in
  other receivables from
  affiliates............       --    (13,383)  13,383    8,438   13,383        --        --
 (Increase) decrease in
  inventories...........     7,009   (11,887)   1,621    1,022   (2,425)       773       487
 Decrease in other
  current assets,
  excluding government
  grants................     1,524     2,224   (1,264)    (797)  (1,372)      (177)     (111)
 Increase (decrease) in
  accounts payable......   (16,275)    8,986   (7,721)  (4,868)  (3,047)    (2,352)   (1,483)
 Increase (decrease) in
  accrued expenses and
  other liabilities.....    (6,211)    9,123   (4,516)  (2,846)  (2,224)    (4,008)   (2,527)
                          --------  --------  -------  -------  -------    -------   -------
Net cash used in
 operating activities...   (11,273)  (44,650)  (6,019)  (3,795)   3,445      1,830     1,155
                          --------  --------  -------  -------  -------    -------   -------
Cash flows from
 investing activities:
 Fixed assets additions.    (3,107)   (3,080)  (3,165)  (1,996)  (1,475)    (1,015)     (640)
 Net assets acquired
  from Renault
  Automation business...       --     (2,989)     --       --       --         --        --
 Proceeds from sale of
  fixed assets..........    22,969     4,490      169      107       54         70        44
 Intangible asset
  additions.............    (2,981)     (948)    (361)    (228)     (37)      (201)     (127)
 (Decrease) increase in
  other non-current
  assets and deferred
  charges...............       530      (765)    (228)    (144)     (79)       487       307
                          --------  --------  -------  -------  -------    -------   -------
Net cash provided from
 (used in) investing
 activities.............    17,411    (3,292)  (3,585)  (2,261)  (1,537)      (659)     (416)
                          --------  --------  -------  -------  -------    -------   -------
Cash flows from
 financing activities:
 Increase (decrease) in
  borrowings and current
  maturities of long
  term debt.............   (27,580)  (13,976)  25,839   16,292     (894)    (8,568)   (5,402)
 Payment of long term
  debt..................    (8,066)   (7,707)  (7,823)  (4,933)  (7,103)    (7,000)   (4,414)
 (Decrease) increase in
  payables to
  affiliates............    35,780    35,264   (7,308)  (4,608)   8,148     12,219     7,704
 Government grants
  received..............       --        --       233      147      233        283       178
 Additional Finmeccanica
  S.p.A. investment in
  divisions.............    19,189    30,047      --       --       --         --        --
 Coverage of net asset
  deficiency of Digital
  Electronic Automation
  Company by Elsag
  Bailey Inc............       --        --     6,597    4,160      --         --        --
 Payment of termination
  indemnities...........    (2,449)   (2,206)  (1,415)    (892)    (768)      (539)     (340)
 Distribution to
  shareholders..........   (19,556)      --       --       --       --         --        --
 Increase in net equity
  following combination
  of Metrology Division
  of DEA France S.A.....       --      4,994      --       --       --        (534)     (337)
                          --------  --------  -------  -------  -------    -------   -------
 Net cash provided from
  (used in) financing
  activities............    (2,682)   46,416   16,123   10,166     (384)    (4,139)   (2,611)
                          --------  --------  -------  -------  -------    -------   -------
 Effect of exchange rate
  changes on cash.......      (171)   (1,133)    (274)    (173)    (508)       101        65
                          --------  --------  -------  -------  -------    -------   -------
Cash and cash
 equivalents:
 Net increase (decrease)
  in cash and cash
  equivalents...........     3,285    (2,659)   6,245    3,937    1,016     (2,867)   (1,807)
 Cash and cash
  equivalents at
  beginning of period...     3,678     6,963    4,304    2,714    4,304     10,549     6,651
                          --------  --------  -------  -------  -------    -------   -------
 Cash and cash
  equivalents at end of
  period................  L  6,963  L  4,304  L10,549  $ 6,651  L 5,320    L 7,682   $ 4,844
                          --------  --------  -------  -------  -------    -------   -------
Supplementary cash flow
 information:
Net interest paid.......  L 12,600  L 11,396  L11,531  $ 7,270  L 3,539    L 3,734   $ 2,354
                          ========  ========  =======  =======  =======    =======   =======

 The convenience translation into U.S. Dollars has been made using the exchange rate of 1,586 Italian Lire to U.S. $1 existing at June 30, 1994.

                  See notes to combined financial statements.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

              COMBINED STATEMENT OF CHANGES IN DIVISIONAL DEFICIT

   FOR THE YEARS ENDED DECEMBER 31, 1991; DECEMBER 31, 1992; AND DECEMBER 31,
              1993; AND SIX MONTHS ENDED JUNE 30, 1994 (UNAUDITED)
             (ITALIAN LIRE IN MILLIONS, U.S. DOLLARS IN THOUSANDS)

                                                          FOREIGN CURRENCY
                          FINMECCANICA S.P.A. ACCUMULATED   TRANSLATION
                              INVESTMENT        DEFICIT      ADJUSTMENT     TOTAL
                          ------------------- ----------- ---------------- --------
Balance at December 31,
 1990...................       L 17,145        L(16,088)      L(2,773)     L (1,716)
Reduction of capital to
 cover losses...........         (4,000)          4,000           --            --
Additional capital
 arising on
 transformation of U.S.
 activity from
 subsidiary to affiliate
 branch.................          1,248             --            --          1,248
Capital contribution in
 cash...................          1,500          16,441           --         17,941
Asset distribution to
 shareholders arising
 from September 30, 1991
 reorganization.........            --          (19,556)          --        (19,556)
Net loss for 1991.......            --          (18,326)          --        (18,326)
Currency translation
 adjustments............            --              --           (171)         (171)
                               --------        --------       -------      --------
Balance at December 31,
 1991 as previously
 stated.................         15,893         (33,529)       (2,944)      (20,580)
Reclassification of
 divisional equity of
 Digital Electronic
 Automation (USA).......         (1,248)          1,248           --            --
                               --------        --------       -------      --------
Balance at December 31,
 1991 as restated.......         14,645         (32,281)       (2,944)      (20,580)
                               --------        --------       -------      --------
Increase in share
 capital................         14,800             --            --         14,800
Additional paid in
 capital................         15,247             --            --         15,247
Divisional equity of
 metrology division of
 DEA France S.A.........          4,993             --            --          4,993
Net loss for 1992.......            --          (24,233)          --        (24,233)
Currency translation
 adjustments............            --              --           (322)         (322)
                               --------        --------       -------      --------
Balance at December 31,
 1992...................         49,685         (56,514)       (3,266)      (10,095)
                               --------        --------       -------      --------
Net loss for 1993.......            --           (3,860)          --         (3,860)
Net asset deficiency of
 Digital Electronic
 Automation Company
 eliminated on
 conversion of DEA
 Company from a division
 of Elsag Bailey Inc. to
 a subsidiary of DEA
 S.p.A..................        (13,145)         19,742           --          6,597
Currency translation
 adjustments............            --              --            373           373
                               --------        --------       -------      --------
Balance at December 31,
 1993...................       L 36,540        L(40,632)      L(2,893)     L (6,985)
                               ========        ========       =======      ========
U.S. Dollars December
 31, 1993...............       $ 23,039        $(25,619)      $(1,824)     $ (4,404)
                               ========        ========       =======      ========
Balance at December 31,
 1993...................       L 36,540        L(40,632)      L(2,893)     L (6,985)
Net divisional equity of
 Metrology Division of
 DEA France S.A. at
 December 31, 1993
 eliminated on
 consolidation..........         (4,993)          4,111           348          (534)
Net loss for six months
 ending June 30, 1994...            --           (7,589)          --         (7,589)
Currency translation
 adjustments............            --              --            (60)          (60)
                               --------        --------       -------      --------
Balance at June 30, 1994
 (Unaudited)............       L 31,547        L(44,110)      L(2,605)     L(15,168)
                               ========        ========       =======      ========
U.S. Dollars June 30,
 1994 (Unaudited).......       $ 19,891        $(27,812)      $(1,643)     $ (9,564)
                               ========        ========       =======      ========

 The convenience translation into U.S. Dollars has been made using the exchange rate of 1,586 Italian Lire to U.S. $1 existing at June 30, 1994.

                  See notes to combined financial statements.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

                     NOTES TO COMBINED FINANCIAL STATEMENTS
             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

NOTE 1--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

 Organization

  The DEA Metrology Activities of Finmeccanica (the"Division") design and manufacture at its Italian headquarters a diversified line of Metrology Products (precision dimensional measuring systems and instruments). The products are marketed worldwide direct from Italy and through its five overseas operations which also provide technical assistance, sales support and other related services.

  The Division is one of many divisions of Finmeccanica S.p.A., a company which is incorporated in Italy and wholly owned by an Italian government entity. At June 30, 1994,the Division was comprised of DEA S.p.A. and its wholly owned subsidiaries which are as follows:

   DEA Iberica S.A. ................................... Spain
   DEA Digital Electronic Automation Vetriebs GmbH..... Germany
   DEA Kabushiki Kaisha................................ Japan
   Digital Electronic Automation Company............... United States of America
   DEA France S.A...................................... France

  The following re-organizations occurred in the structure of the Division during the six months ended June 30, 1994 and the years ended December 31, 1993 and 1992.

DIGITAL ELECTRONIC AUTOMATION COMPANY

  Digital Electronic Automation Company was originally incorporated in the United States as Digital Electronic Automation Inc., a fully owned subsidiary of the DEA Metrology Activities of Finmeccanica. On November 22, 1991, following a corporate reorganization, it was sold to an affiliated company, Bailey Controls Inc., which itself was merged into Elsag Bailey Inc. Subsequently, Digital Electronic Automation became a trading division of Elsag Bailey Inc. with its common stock, paid in and contribution capital being recharacterized as Divisional equity.

  On October 31, 1993 Elsag Bailey Inc. eliminated the net asset deficiency of the division by waiving part of a working capital advance made to the division. The remaining outstanding balance on the advance was repaid. On the following day, the net assets of the Division were sold to Digital Electronic Automation Company, a fully owned subsidiary of DEA S.p.A. at their net book value of zero.

  The combined statement of operations for the year ended December 31, 1993 incorporates the results of Digital Electronic Automation for the whole year as both the Division and the Company formed part of the DEA Metrology Activities of Finmeccanica during 1993.

DEA FRANCE S.A.

  The combined financial statements for the years ending December 31, 1993 and 1992 include the results and operations of the Metrology Division of DEA France S.A., a wholly owned subsidiary of Finmeccanica S.p.A., which was incorporated into the combined financial statements from January 1, 1992.

  On January 1, 1994 the non-metrology activities of DEA France S.A. were transferred to another Finmeccanica group company. On the same day, the shareholders' capital of DEA France S.A. was acquired by DEA S.p.A. for a consideration representing the net asset value of the Company at December 31, 1993.

  The net divisional equity of the Metrology Division of DEA France S.A. included in the combined financial statements at December 31, 1993 and 1992 has been eliminated from the combined financial statements at June 30, 1994 on consolidation.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

  At December 31, 1992 DEA S.p.A. had two separate business divisions as follows:

  Metrology division--Design, manufacture and distribution of high precision measuring instruments

  Assembly division--Design and manufacture of assembly machines and robots.

  On January 19, 1993 the net assets attributable to the assembly division of DEA S.p.A. at December 31, 1992 were transferred to "SAR--Sistemi di Assemblaggio Robotizzato" (a subsidiary of Finmeccanica S.p.A.). No consideration was paid by SAR for the net assets acquired as these had a net value of zero. The combined financial statements for the years ended December 31, 1992 and prior thereto exclude the income, expenses, assets and liabilities of the Assembly division as these did not form part of the DEA Metrology Activities of Finmeccanica in those years.

 Principles of combination

  The combined financial statements of the DEA Metrology Activities of Finmeccanica for the years ended December 31, 1993 and 1992, and the six months ended June 30, 1993 and 1994, include the results and operations of the following:

  .  DEA S.p.A.
  .  DEA Iberica S.A.
  .  DEA Digital Electronic Automation Vetriebs GmbH
  .  DEA Kabushiki Kaisha
  . Digital Electronic Automation Company (U.S.A.), a division of Elsag Bailey Inc., for the years ended December 31, 1991 and 1992, and the ten months ended October 31, 1993.
  . Digital Electronic Automation Company, a subsidiary of DEA S.p.A., for the two months ended December 31, 1993 and the six months ended June 30, 1994.
  . The metrology division of DEA France S.A. for the year ending December 31, 1992 and 1993, and the three months ended March 31, 1993.
  .  DEA France S.A. for the six months ended June 30, 1994.

  The individual companies maintain their accounting records and prepare their financial statements for local statutory purposes in accordance with the accounting practices and currencies of the respective countries in which they are located. The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

  The following is a reconciliation of the legal entity consolidated financial statements of DEA S.p.A. at December 31, 1991, 1992, 1993, and June 30, 1993 and 1994 with the combined financial statements of the DEA Metrology Activities of Finmeccanica presented in accordance with accounting principles generally accepted in the United States:

                       12/31/91            12/31/92             12/31/93             06/30/93             06/30/94
                  ------------------- -------------------- -------------------- -------------------- --------------------
                           DIVISIONAL           DIVISIONAL           DIVISIONAL           DIVISIONAL           DIVISIONAL
                  NET LOSS  DEFICIT   NET LOSS   DEFICIT   NET LOSS   DEFICIT   NET LOSS   DEFICIT   NET LOSS   DEFICIT
                  -------- ---------- --------  ---------- --------  ---------- --------  ---------- --------  ----------
Legal entity
 consolidated
 financial
 statements......  L(197)    L(869)   L(18,617)  L12,467   L(7,958)    L6,500   L(5,129)    L7,110   L(9,556)   L(3,701)

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

                       12/31/91             12/31/92             12/31/93             06/30/93             06/30/94
                  -------------------- -------------------- -------------------- -------------------- --------------------
                            DIVISIONAL           DIVISIONAL           DIVISIONAL           DIVISIONAL           DIVISIONAL
                  NET LOSS   DEFICIT   NET LOSS   DEFICIT   NET LOSS   DEFICIT   NET LOSS   DEFICIT   NET LOSS   DEFICIT
                  --------  ---------- --------  ---------- --------  ---------- --------  ---------- --------  ----------
Effect of
 combination of
 Digital
 Electronic
 Automation
 U.S.A..........      (922)    (1,656)   (2,436)    (4,184)     --         --     (2,794)     (7,108)     --          --
Effect on the
 combination of
 nine months
 operations of
 DEA Digital
 S.p.A..........    (8,337)       --        --         --       --         --        --          --       --          --
Loss and
 divisional
 equity of the
 Metrology
 Division of DEA
 France S.A.....  L    --    L    --   L (3,808)  L   (598) L  (891)   L(1,382)  L  (880)   L   (125) L   --     L    --
                  --------   --------  --------   --------  -------    -------   -------    --------  -------    --------
Loss and
 divisional
 equity before
 combination
 adjustments....    (9,456)    (2,525)  (24,861)     7,685   (8,849)     5,118    (8,803)       (123)  (9,556)     (3,701)
COMBINATION
 ADJUSTMENTS
Elimination of
 loss
 attributable to
 Assembly
 Division.......    (1,003)     4,000     1,453      4,000      --       4,000       --        4,000      --        4,000
Restatement of
 divisional
 equity of DEA
 France S.A.....       --         --        --       1,331      --       1,331       --          --       --          --
Elimination of
 research and
 development
 costs..........    (5,895)   (13,926)     (463)   (14,388)   2,935    (11,453)    1,467     (12,921)   1,467      (9,986)
Amortization of
 deferred
 charges........      (616)      (616)      --         --       --         --        --          --       --          --
Warranty
 installation
 reserve
 provision......       --        (600)      --        (600)     --        (600)      --         (600)     --         (600)
Provision for
 obsolete and
 slow moving
 inventory......      (500)    (5,000)      --      (5,000)   2,200     (2,800)      --       (5,000)     --       (2,800)
Other
 adjustments on
 inventory and
 fixed assets...    (1,828)    (1,273)     (495)    (2,673)    (259)    (2,244)        7      (2,652)     444      (1,800)
Other
 adjustments
 arising on
 combination....       972       (640)      133       (450)     113       (337)       57        (393)      56        (281)
                  --------   --------  --------   --------  -------    -------   -------    --------  -------    --------
Per accompanying
 combined
 financial
 statements.....  L(18,326)  L(20,580) L(24,233)  L(10,095) L(3,860)   L(6,985)  L(7,272)   L(17,689) L(7,589)   L(15,168)
                  ========   ========  ========   ========  =======    =======   =======    ========  =======    ========
U.S. Dollars....                                            $(2,434)   $(4,404)                       $(4,785)   $ (9,564)
                                                            =======    =======                        =======    ========

  The assets and liabilities of the subsidiaries are combined on a line-by-line basis and the carrying value of investments is eliminated against the related divisional equity accounts.

  All significant intercompany transactions and balances within the DEA Metrology Activities of Finmeccanica are eliminated. Unrealized intercompany profits and the gains and losses arising from transactions within the Division are also eliminated.

  The financial statements of the foreign entities are translated into Italian Lire using the year-end exchange rate for balance sheet items and the average exchange rate for the year for the income statement. Differences arising on translation are recorded in a component of divisional deficit.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

 Interim consolidated financial statements

  The consolidated financial statements for the six months ended June 30, 1993 and June 30, 1994 and the related notes are unaudited and in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the results of these periods. The results for the six months ended June 30, 1994 are not necessarily indicative of the results to be expected for the entire year.

 Revenue recognition

  Revenues and all costs (including costs of installation and training) of standardized machines are recognized upon shipment to the customer.

  In the exceptional case of large or long term projects, where machines may require integration into complex manufacturing operations over an extended period of time, revenue is recognized on the percentage of completion method. Under the percentage of completion method, revenue and gross profit are recognized as work is performed based on the relationship between actual costs incurred and the total estimated costs at completion. Revenues and gross profits are adjusted prospectively for revisions in estimated total contract costs and contract revenues. Estimated losses are recorded when identified.

  In addition, the Division earns revenue from the servicing of its equipment, in certain instances under service contracts. Revenue under such contracts is recognized on a straight line basis over the life of the contract.

 Foreign currency transactions

  Gains and losses resulting from foreign currency transactions and the remeasurement of foreign currency balances and accounts denominated in foreign currencies are included in the determination of net income in the period in which they occur.

 Inventories

  Inventories are stated at the lower of cost or market value, with cost principally determined on an average basis. Cost is comprised of direct materials, labor and manufacturing overhead.

  An allowance is provided to account for slow moving and obsolete inventory.

 Government grants

  Government grants in respect of research and development projects and other revenue items are recognized in the income statement when all the terms and conditions of the grant have been met.

 Property, plant, and equipment

  All property, plant, and equipment is recorded at historical cost.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

  Depreciation is calculated so as to write off the cost of property, plant, and equipment on a straight line basis over the expected useful lives of the assets concerned. The principal rates used for this purpose are:

Property.................................... 10%
Leasehold improvements...................... shorter of, the life of the asset or the term of the lease
Machinery, equipment,and tools.............. 10%--25%
Office furniture andequipment............... 12%--18%
Motor vehicles.............................. 20%

  Maintenance and repair expenses are charged to operations as incurred.

 Other non-current assets and deferred charges

  Intangibles, including goodwill, software, and deferred charges included within non-current assets and deferred charges are amortized primarily over five years, their expected economic life.

 Research and development

  The Division's research and development department is responsible for product design, development, and refinement. All costs of the department are charged to operations as they are incurred.

 Income taxes

  Income taxes are provided in accordance with applicable local tax regulations. Deferred income taxes are provided in accordance with Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes" for temporary differences between financial statements carrying amounts and the corresponding tax bases of assets and liabilities.

 Warranty costs

  Warranty costs are provided for at the time of product shipment.

 Termination indemnities

  In accordance with Italian severance pay statutes, an employee benefit is accrued for service to date and is payable immediately upon separation. The cost of providing these benefits is accounted for in accordance with Financial Accounting Standards Board Statement No. 112 "Employers Accounting for Postemployment Benefits".

 Information expressed in U.S. Dollars

  The combined financial statements are stated in Italian Lire, the currency of the country in which the divisions principal legal entity and market is located. The translation into U.S. Dollars amounts is included solely for the convenience of readers and has been made at the rate of Italian Lire 1,586 to U.S. 1, the approximate rate of exchange at June 30, 1994, for December 31, 1993. Such translation should not be construed as representation that the Italian Lire amounts could be converted into U.S. Dollars at that or any other rate.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

NOTE 2--OPERATIONS BY GEOGRAPHIC AREA

  The divisions operations are conducted in various countries around the world. The geographic analysis of the division's net sales, net loss, and identifiable assets is set out below:

                          12/31/91  12/31/92  12/31/93  12/31/93  06/30/93  06/30/94  06/30/94
                          --------  --------  --------  --------  --------  --------  --------
NET SALES BY GEOGRAPHIC
 MARKET:
 Italy..................  L 61,850  L 61,916  L 74,549  $ 47,004  L 37,669  L 30,664  $ 19,334
 United States..........    23,858    30,990    54,309    34,243    17,562    21,527    13,573
 France, Germany, and
  Spain.................    24,912    23,784    39,352    24,812    23,058    16,983    10,708
 Japan..................     7,042     8,059    10,087     6,360     1,098     2,320     1,463
 Other..................       --        --        --        --        --        --        --
                          --------  --------  --------  --------  --------  --------  --------
                          L117,662  L124,749  L178,297  $112,419  L 79,387  L 71,494  $ 45,078
                          ========  ========  ========  ========  ========  ========  ========
NET SALES FROM THE
 ITALIAN OPERATIONS:
 Domestic...............  L 34,781  L 28,070  L 40,815  $ 25,734  L 24,161  L 12,505  $  7,884
 Other European.........    20,825    20,182    15,797     9,960     6,452     5,785     3,648
 Rest of the world......     6,244    13,664    17,937    11,310     7,056    12,374     7,802
                          --------  --------  --------  --------  --------  --------  --------
                          L 61,850  L 61,916  L 74,549  $ 47,004  L 37,669  L 30,664  $ 19,334
                          ========  ========  ========  ========  ========  ========  ========
TRANSFERS BETWEEN
 GEOGRAPHIC OPERATIONS:
 From Italy.............  L 14,909  L 25,927  L 40,322  $ 25,424  L 22,029  L 18,725  $ 11,806
 From France, Germany,
  and Spain.............     1,152     6,855       925       583       321        20        13
 From United States.....       --        243       --        --         17        39        25
 From Japan.............        16        70       --        --         50       --        --
                          --------  --------  --------  --------  --------  --------  --------
                          L 16,077  L 33,095  L 41,247  $ 26,007  L 22,417  L 18,784  $ 11,844
                          ========  ========  ========  ========  ========  ========  ========
NET LOSS:
 Italy..................  L(12,627) L(17,096) L  4,077  $  2,571  L    (60) L (2,878) $ (1,815)
 France, Germany, and
  Spain.................      (460)   (4,460)   (2,084)   (1,314)   (2,384)   (1,928)   (1,216)
 United States..........    (5,290)   (2,315)   (4,928)   (3,107)   (2,719)   (1,670)   (1,053)
 Japan..................        51      (362)     (925)     (584)   (2,109)   (1,113)     (701)
                          --------  --------  --------  --------  --------  --------  --------
                          L(18,326) L(24,233) L (3,860) $ (2,434) L (7,272) L (7,589) $ (4,785)
                          ========  ========  ========  ========  ========  ========  ========
IDENTIFIABLE ASSETS:
 Italy..................            L131,218  L108,043  $ 68,123  L120,599  L101,696  $ 64,121
 France, Germany, and
  Spain.................              21,234    31,033    19,567    23,462    28,924    18,237
 United States..........              28,525    40,513    25,544    25,257    34,203    21,566
 Japan..................               3,478     7,069     4,457     2,772     4,536     2,860
                                    --------  --------  --------  --------  --------  --------
                                    L184,455  L186,658  $117,691  L172,090  L169,359  $106,784
                                    ========  ========  ========  ========  ========  ========

  Identifiable assets by geographic area are those assets used specifically by the Division's operations in each geographic area. Interdivisional transfers between geographic areas are generally priced to recover costs plus a reasonable amount of profit and have been eliminated from combined net sales.

NOTE 3--RESTRUCTURING COSTS

  The Division recorded restructuring costs of Lire 823 ($518) and Lire 2,949 during fiscal years 1993 and 1992, respectively.

  The 1993 restructuring charges reflect the severance costs relating to the dismissal of employees at the Metrology Division of DEA France S.A.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

  The 1992 restructuring charge relates to Lire 2,432 of social security and pension costs that the Italian Division is obliged to pay following the agreement with employees to take early retirement and Lire 517 to the costs of dismissing 30 employees at the Metrology Division of DEA France S.A.

NOTE 4--OPERATING INCOME

  The operating income for the year is stated after charging the costs of the Division's research and development department of Lire 8,290 ($5,227) for 1993 (Lire 8,200 and Lire 10,900 for 1992 and 1991, respectively) and after crediting government grants receivable of Lire 2,410 ($1,520) (Lire 500 in 1992).

NOTE 5--INTERCOMPANY BALANCES AND TRANSACTIONS

  The Division is a member of an affiliated group of companies controlled by IRI Finmeccanica, an Italian state owned financial holding entity. The transactions with affiliated companies during the years and the respective balances at the year ends and quarter ends are summarized as follows:

 Trade receivables from affiliates included in accounts receivable

                                   12/31/92 12/31/93 12/31/93 06/30/94 06/30/94
                                   -------- -------- -------- -------- --------
Alfa Romeo Avio...................   L--     L2,788   $1,758   L2,603   $1,641
Alenia group......................    --        281      131      531      335
Sistemi di Assemblaggio
 Robotizzato S.p.A................    --        207      177      269      170
Ansaldo group.....................    --        137       86       42       26
Elsag Bailey (a division of
 Finmeccanica S.p.A.).............    234        49       31       49       31
Other affiliated companies........    298        29       18       22       13
                                     ----    ------   ------   ------   ------
                                     L532    L3,491   $2,201   L3,516   $2,216
                                     ====    ======   ======   ======   ======

  Sales to affiliated companies during the years ending December 31, 1993 and 1992 were Lire 3,339 ($2,105) and Lire 111 respectively. Sales to affiliated companies during the six months ending June 30, 1994 and 1993 were Lire 1,132 ($714) and Lire 847, respectively.

 Trade payables from affiliates included in accounts payable

                                    12/31/92 12/31/93 12/31/93 06/30/94 06/30/94
                                    -------- -------- -------- -------- --------
Elsag Sistemi......................   L11      L11      $ 7      L--      $--
Other affiliated companies.........   --       --       --       --        --
                                      ---      ---      ---      ---      ----
                                      L11      L11      $ 7      L--      $--
                                      ===      ===      ===      ===      ====

 Other receivables from affiliates

                                   12/31/92 12/31/93 12/31/93 06/30/94 06/30/94
                                   -------- -------- -------- -------- --------
CURRENT ACCOUNTS
Savafactoring S.p.A............... L   --     L--      $--      L--      $--
Elsag Bailey France...............     --      --       --       --       --
Sistemi di Assemblaggio
 Robotizzato S.p.A................     --      --       --       --       --
Cofiri Factor S.p.A...............  10,214     --       --       --       --
Finmeccanica S.p.A................   3,169     --       --       --       --
                                   -------    ----     ----     ----     ----
                                   L13,383    L--      $--      L--      $--
                                   =======    ====     ====     ====     ====

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

  The current account operated with Savafactoring S.p.A. is used for invoice factoring and discounting. The other current accounts are utilized to settle commercial transactions between the Companies. Interest is charged/credited to the accounts at normal commercial bank rates. Interest income during 1993 on such short-term lending amounted to Lire 353 ($219) (Lire 109 for 1992).

 Other payables to affiliates

                                   12/31/92 12/31/93 12/31/93 06/30/94 06/30/94
                                   -------- -------- -------- -------- --------
CURRENT ACCOUNTS AND SHORT-TERM
 LOANS
Elsag Bailey (a division of
 Finmeccanica S.p.A.)............. L 1,195  L19,292  $12,164  L28,172  $17,763
Finmeccanica S.p.A.--Lire.........  25,000   36,229   22,843   31,909   20,119
- --other currencies................  24,065   14,994    9,454   23,245   14,657
Elsag Bailey Inc..................  28,336      --       --       --       --
                                   -------  -------  -------  -------  -------
                                    78,596   70,515   44,461   83,326   52,539
OTHER PAYABLES
Other affiliates..................     --       773      487      181      114
                                   -------  -------  -------  -------  -------
                                   L78,596  L71,288  $44,948  L83,507  $52,653
                                   =======  =======  =======  =======  =======

  The Division, under the terms of informal agreements with the above affiliated companies, operates current accounts with them. The accounts are used to settle commercial transactions and to provide short-term finance. The current accounts bear interest at varying rates from 5.3% to 11.75% as determined by the commercial rates available for the currency in which the loans are denominated.

  The interest expense relating to such borrowings was Lire 7,960 ($5,018) for the year ended December 31, 1993 (Lire 8,134; and Lire 7,326 for 1992 and 1991, respectively).

  The interest expense relating to such borrowings was Lire 3,629 ($2,288) for the period ended June 30, 1994 and Lire 3,499 for the six months ended June 30, 1993.

 Long-term affiliated debt

  The Division has a long-term loan from Elsag Bailey, a division of Finmeccanica. The terms, conditions, and amount repayable under the loan are detailed in Note 14 .

  Interest charged on this loan was Lire 725 ($457) for the year ended December 31, 1993 (Lire 1,025; and Lire 1,325 for 1992 and 1991, respectively).

  Interest charged on this loan was Lire 300 ($189) for the period ended June 30, 1994 and Lire 425 for the six months ended June 30, 1993.

 Other transactions involving affiliated companies

a. On December 29, 1992, the Division's Spanish subsidiary, DEA Iberica S.A. sold its freehold buildings to Elsag Bailey for Lire 3,208. The sales price was based on an appraisal by an independent firm of qualified appraisers. The profit realized on the sale of Lire 766 has been included as "other income (expenses)" in the combined statement of income.

   On January 4, 1993, DEA Iberica S.A. signed an agreement whereby it undertook to rent the property from Elsag Bailey (a division of Finmeccanica S.p.A.) for an annual fixed rent of Pesetas 30,600,000

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

   (Lire 367 ($231)) based on the exchange rate of 12 Italian Lire to the Spanish Peseta in existence at June 30, 1994 for a period of five years. The contract is renewable, at the option of both parties, at the end of the five year period. In this case, the annual rent will be revised and may be adjusted to account for inflation in the previous five years. The new agreed upon rent will be indexed linked from year six onwards. Rent charged to operations in the period to June 30, 1994 amounted to Lire 181 ($114) and Lire 182 in the six months ended June 30, 1993.

b. DEA S.p.A. rents its premises in Moncalieri from Elsag Bailey S.p.A. under the terms of a rental agreement. The agreement commenced on January 1, 1992 and expires on December 31, 1997. The minimum annual rent payable under the contract is Lire 1,300 per annum. The rent is adjusted to account for inflation at the beginning of each year. Rent charged to operations in the period to June 30, 1994 totalled Lire 674 ($425) and Lire 673 in the six months ended June 30, 1993.

  DEA S.p.A. is responsible for all maintenance and repair costs to the buildings during the period of the contract.

NOTE 6--ACCOUNTS RECEIVABLE

  The accounts receivable balance is composed of the following:

                                   12/31/92  12/31/93  12/31/93  06/30/94  06/30/94
                                   --------  --------  --------  --------  --------
Trade receivables--external
 customers........................ L75,472   L81,626   $51,467   L69,727   $43,965
Trade receivables--affiliated
 customers........................     532     3,491     2,201     3,516     2,216
                                   -------   -------   -------   -------   -------
                                    76,004    85,117    53,668    73,243    46,181
Allowance for doubtful accounts...  (1,253)   (1,385)     (874)   (1,304)     (822)
                                   -------   -------   -------   -------   -------
                                   L74,751   L83,732   $52,794   L71,939   $45,359
                                   =======   =======   =======   =======   =======

  Included in the trade receivables balance are receivables of Lire 10,976 ($6,921), (Lire 5,230 for 1992) from one customer which accounted for approximately 11% (12% in 1992) of the combined sales of the Metrology Division of Finmeccanica S.p.A. There were no customers accounting for more than 10% of the combined sales in the six months ending June 30, 1994.

NOTE 7--INVENTORIES

  Inventories consist of the following:

                                   12/31/92  12/31/93  12/31/93  06/30/94  06/30/94
                                   --------  --------  --------  --------  --------
Parts, raw materials, and
 supplies......................... L31,399   L21,689   $13,675   L22,207   $14,002
Semi-finished goods...............  23,134    21,236    13,390    22,241    14,023
Finished goods....................  22,802    33,250    20,965    30,996    19,544
                                   -------   -------   -------   -------   -------
                                    77,335    76,175    48,030    75,444    47,569
Provision for slow moving and
 obsolete inventory...............  (8,626)   (9,087)   (5,730)   (9,129)   (5,756)
                                   -------   -------   -------   -------   -------
                                   L68,709   L67,088   $42,300   L66,315   $41,813
                                   =======   =======   =======   =======   =======

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

NOTE 8--OTHER CURRENT ASSETS

  Other current assets consist of the following:

                                   12/31/92 12/31/93 12/31/93 06/30/94 06/30/94
                                   -------- -------- -------- -------- --------
Government grants receivable......  L2,684   L4,861   $3,065   L4,578   $2,887
Prepaid expenses..................     983    2,180      706    1,837    1,158
Advances to employees.............     526      343      742    1,278      806
Prepaid social security
 contributions....................     500    1,177    1,375      955      602
VAT and other taxes recoverable...     410    1,120      216      409      258
Other.............................   1,308      171      109      689      433
                                    ------   ------   ------   ------   ------
                                    L6,411   L9,852   $6,213   L9,746   $6,144
                                    ======   ======   ======   ======   ======

  The net increase from December 1992 to December 1993 in government grants receivable reflects the following:

  . the recognition of Lire 2,410 ($1,520) of grants in the combined statement of operations following approval of the grant project and completion of the terms and conditions of the grant;

  .  the receipt of Lire 233 ($147) of government grants.

NOTE 9--PROPERTY, PLANT, AND EQUIPMENT

  Property, plant, and equipment consists of the following:

                              12/31/92  12/31/93  12/31/93  06/30/94  06/30/94
                              --------  --------  --------  --------  --------
Property..................... L     79  L     79  $     50  L     79  $     50
Leasehold improvements.......    2,623     2,879     1,815     3,296     2,078
Machinery, equipment, and
 tools.......................   25,576    28,553    18,003    26,950    16,992
Office equipment and furni-
 ture........................   10,415    11,453     7,221    11,772     7,422
Motor vehicles...............      796       926       586     1,455       918
                              --------  --------  --------  --------  --------
                                39,489    43,890    27,675    43,552    27,460
Less: Accumulated deprecia-
 tion........................  (29,931)  (34,549)  (21,785)  (34,935)  (22,027)
                              --------  --------  --------  --------  --------
                              L  9,558  L  9,341  $  5,890  L  8,617  $  5,433
                              ========  ========  ========  ========  ========

  Depreciation charges relative to property, plant, and equipment were as follows:

                            YEAR ENDED DECEMBER 31,   SIX MONTHS ENDED JUNE 30,
                          --------------------------- ----------------------------
                           1991   1992   1993   1993  6/30/93   6/30/94   6/30/94
                          ------ ------ ------ ------ --------  --------  --------
Depreciation charges..... L4,285 L4,128 L3,813 $2,404   L1,887    L1,497   $   944
                          ------ ------ ------ ------ --------  --------   -------

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

NOTE 10--OTHER NON-CURRENT ASSETS AND DEFERRED CHARGES

  Other non-current assets and deferred charges consist of the following:

                              YEAR ENDED DECEMBER 31, SIX MONTHS ENDED JUNE 30,
                              ----------------------- -------------------------
                               1992    1993    1993       1994         1994
                              ------- ------- ------- ------------ ------------
Goodwill.....................  L3,656  L2,886 $ 1,820       L2,455 $      1,548
Deposits.....................     457     779     491          485          306
Loans to employees...........     387     433     188          340          214
Advance to distributor.......     --      317     200          294          185
Software costs...............   1,319     298     273          266          168
Trade licenses and technical
 rights......................     212     157      99          133           84
Other deferred charges.......   1,308   1,226     772        1,087          686
                              ------- ------- ------- ------------ ------------
                               L7,339  L6,096 $ 3,843       L5,060 $      3,191
                              ======= ======= ======= ============ ============

  Amortization charges relative to other non-current assets and deferred charges were as follows:

                           YEAR ENDED DECEMBER 31,   SIX MONTHS ENDED JUNE 30,
                         --------------------------- --------------------------
                          1991   1992   1993   1993    1993     1994     1994
                         ------ ------ ------ ------ -------- -------- --------
Amortization charge in
 the year............... L1,356 L1,590 L1,877 $1,184     L836     L750 $    473
                         ------ ------ ------ ------ -------- -------- --------

  The written down value of the goodwill at December 31, 1993 consists of Lire 2,033 ($1,282) (Lire 2,647 for 1992) and at June 30, 1994, Lire 1,726 ($1,088)
representing the excess of the purchase cost over the net assets acquired from Prima Industrie S.p.A. in 1990 and 1991 and Lire 853 ($538) (Lire 1,009 in
1992) arising from the acquisition of the Renault Automation business by the Metrology Division of DEA France S.A. in July 1992.

NOTE 11--BORROWINGS AND CURRENT MATURITIES OF DEBT

  Borrowings and current maturities of debt consist of the following:

                                    12/31/92 12/31/93 12/31/93 06/30/94 06/30/94
                                    -------- -------- -------- -------- --------
Bank overdrafts and other short-
 term borrowings..................  L13,538  L39,163  $24,693  L30,458  $19,204
Current portion of long-term debt.    7,706    7,920    4,994    7,692    4,850
                                    -------  -------  -------  -------  -------
                                    L21,244  L47,083  $29,687  L38,150  $24,054
                                    =======  =======  =======  =======  =======

  The composition of the bank overdrafts and other short term borrowings by currency is as follows:

                                    12/31/92 12/31/93 12/31/93 06/30/94 06/30/94
                                    -------- -------- -------- -------- --------
U.S. Dollars....................... L    54  L26,757  $16,871  L20,618  $13,000
Italian Lire.......................   2,026    1,040      656      --       --
Deutsche Mark......................   5,071    4,436    2,797    3,985    2,513
Japanese Yen.......................   1,713    2,597    1,637    1,987    1,252
French Francs......................   4,674    4,333    2,732    3,868    2,439
Other currencies...................     --       --       --       --       --
                                    -------  -------  -------  -------  -------
                                    L13,538  L39,163  $24,693  L30,458  $19,204
                                    =======  =======  =======  =======  =======

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

  As of December 31, 1992, the Division maintained relationships with banks providing the following credit lines:

                                                            CREDIT LINE UTILIZED
                                                            ----------- --------
Bank overdraft and short-term loans........................   L47,851   L11,538
Invoice discounting facilities.............................     2,000     2,000
                                                              -------   -------
                                                              L49,851   L13,538
                                                              =======   =======

  As of December 31, 1993, the Division maintained relationships with banks providing the following credit lines:

                                      CREDIT LINE UTILIZED CREDIT LINE UTILIZED
                                      ----------- -------- ----------- --------
Bank overdraft and other short-term
 borrowings..........................   L61,707   L39,163    $38,303   $24,310
                                        =======   =======    =======   =======

  As of June 30, 1994, the Division maintained relationships with banks providing the following credit lines:

                                      CREDIT LINE UTILIZED CREDIT LINE UTILIZED
                                      ----------- -------- ----------- --------
Bank overdraft and other short-term
 borrowings..........................   L63,000   L30,458    $39,723   $19,204
                                        =======   =======    =======   =======

  The weighted average interest rates on deposits and borrowings are as follows:

                                                BORROWINGS         DEPOSITS
                                             ----------------- -----------------
                                             12/31/92 12/31/93 12/31/92 12/31/93
                                             -------- -------- -------- --------
U.S. Dollars--overdraft.....................    --       4.0%    --       --
Italian Lire--overdraft.....................   17.5%    13.7%    7.0%     3.0%
Deutsche Mark--overdraft....................   10.9%    10.3%    --       --
Japanese Yen--overdraft.....................    4.0%     4.0%    --       --
French Francs--short-term loan..............   12.0%    12.0%    --       --

                                                             BORROWINGS DEPOSIT
                                                              06/30/94  06/30/94
                                                             ---------- --------
U.S. Dollars--overdraft.....................................     4.0%     --
Italian Lire--overdraft.....................................    13.7%     3.0%
Deutsche Mark--overdraft....................................    10.3%     --
Japanese Yen--overdraft.....................................     4.0%     --
French Francs--short-term loan..............................    12.0%     --

  The total interest expense during respect of short and long-term borrowings from both external and affiliated sources was Lire 5,416 ($3,415) and Lire 5,953 for the first half of 1994 and 1993, respectively, and was Lire 12,485 ($7,872) and Lire 15,272 for 1993 and 1992, respectively.

NOTE 12--ACCOUNTS PAYABLE

  The accounts payable balance is composed of the following:

                                   12/31/92 12/31/93 12/31/93 06/30/94 06/30/94
                                   -------- -------- -------- -------- --------
Accounts payable--external
 suppliers........................ L33,642  L25,921  $16,344  L23,580  $14,868
Accounts payable--affiliated
 suppliers........................      11       11        7      --       --
                                   -------  -------  -------  -------  -------
                                   L33,653  L25,932  $16,351  L23,580  $14,868
                                   -------  -------  -------  -------  -------

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

NOTE 13--ACCRUED EXPENSES AND OTHER LIABILITIES

  Accrued expenses and other liabilities consist of the following:

                                   12/31/92 12/31/93 12/31/93 06/30/94 06/30/94
                                   -------- -------- -------- -------- --------
Payroll and other related
 liabilities...................... L10,243   L5,824  $ 3,672   L5,542  $ 3,494
Value added tax and other
 taxation.........................   1,814    4,078    2,571    3,044    1,919
Accrued commissions...............   2,539    3,287    2,073    3,957    2,495
Social security contributions on
 early retirement of staff........   2,431    2,109    1,330      --       --
Advances from customers and
 deferred income..................   5,627    2,040    1,286    1,761    1,110
Accrued interest..................   2,611    1,791    1,129      342      216
Warranty reserve..................   1,003    1,679    1,058    2,606    1,643
Provision for redundancy costs....     --       535      337      --       --
Other accruals....................   3,236    3,645    2,299    3,728    2,351
                                   -------  -------  -------  -------  -------
                                   L29,504  L24,988  $15,755  L20,980  $13,228
                                   =======  =======  =======  =======  =======

NOTE 14--LONG-TERM DEBT

  Long-term debt consists of the following

                                       12/31/92          12/31/93          06/30/94
                                   ----------------- ----------------- -----------------
                                   CURRENT LONG-TERM CURRENT LONG-TERM CURRENT LONG-TERM
            THIRD PARTY DEBT       PORTION  PORTION  PORTION  PORTION  PORTION  PORTION
            ----------------       ------- --------- ------- --------- ------- ---------
  5.5%  Unsecured loan from
         Istituto Mobiliare
         Italiano (IMI) repay-
         able in semi-annual in-
         stallments expiring in
         July 1996. The original
         capital amount was Lire
         3,563..................    L453    L1,521    L479    L1,041    L493     L790
 10.05% Unsecured loan from IMI
         repayable in semi-an-
         nual installments ex-
         piring in October 1996.
         The original capital
         amount was Lire 2,250..     288     1,024     371       711     327      544
 10.05% Unsecured loan from IMI
         repayable in semi-an-
         nual installments ex-
         piring in October 1996.
         The original capital
         amount was Lire 783....     101       364     110       254     115      195
 10.05% Unsecured loan from IMI
         repayable in semi-an-
         nual installments ex-
         piring in October 1996.
         The original capital
         amount was Lire 1,827..     233       824     320       570     263      436
 12.33% Unsecured loan from
         Mediocredito Piemontese
         repayable in semi-an-
         nual installments ex-
         piring in April 1994.
         The original capital
         amount was Lire 953....     159       159     159       --      --       --
  9.07% Unsecured loan from
         Mediocredito Piemontese
         repayable in semi-an-
         nual installments ex-
         piring in April 1994.
         The original capital
         amount was Lire 1,167..     168       167     167       --      --       --

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

                                       12/31/92          12/31/93          06/30/94
                                   ----------------- ----------------- -----------------
                                   CURRENT LONG-TERM CURRENT LONG-TERM CURRENT LONG-TERM
            THIRD PARTY DEBT       PORTION  PORTION  PORTION  PORTION  PORTION  PORTION
            ----------------       ------- --------- ------- --------- ------- ---------
 12.39% Unsecured loan from the
         Ministry of Industry
         repayable in annual in-
         stallments expiring in
         October 1996. The orig-
         inal capital amount was
         Lire 787...............   L   71   L   505  L   79   L   427  L   79   L  427
  8.28% Unsecured loan from the
         Ministry of Industry
         repayable in annual
         installments commencing
         in 1995 and expiring in
         2004. The total amount
         of the loan is Lire
         1,916 with Lire 1,505
         received as of December
         31, 1992...............      --      1,505     --      1,505     127    1,743
 11.76% Unsecured loan from the
         Ministry of Industry
         repayable in annual in-
         stallments expiring in
         1999. The original cap-
         ital amount was Lire
         586....................       47       425      26       372      53      345
 12.36% Unsecured loan from the
         Ministry of Industry
         repayable in annual in-
         stallments expiring in
         1999. The original cap-
         ital amount of the loan
         was Lire 2,344.........      186     1,713     209     1,504     235    1,269
                                   ------   -------  ------   -------  ------   ------
        Total third party long
         term debt..............    1,706     8,207   1,920     6,384   1,692    5,749
                                   ------   -------  ------   -------  ------   ------
        AFFILIATED DEBT
   5.0% Unsecured loan from
         Elsag Bailey repayable
         in annual installments
         of Lire 6,000 expiring
         in June 1995...........    6,000    12,000   6,000     6,000   6,000      --
                                   ------   -------  ------   -------  ------   ------
        Total long-term debt....   L7,706   L20,207  L7,920   L12,384  L7,692   L5,749
                                   ======   =======  ======   =======  ======   ======
        U.S. Dollars............                     $4,994   $ 7,808  $4,850   $3,625
                                                     ======   =======  ======   ======

  The repayment of long-term debt outstanding at December 31, 1993 is scheduled as follows:

 YEAR                                                  ITALIAN LIRE U.S. DOLLARS
 ----                                                  ------------ ------------
1994..................................................     7,920        4,994
1995..................................................     7,756        4,890
1996..................................................     1,904        1,201
1997..................................................       636          401
1998..................................................       707          446
Thereafter............................................     1,381          871
                                                          ------       ------
                                                          20,304       12,803
                                                          ======       ======

  Interest charged to the income statement in the period in respect of long-term debt was Lire 1,469 ($926) (Lire 1,919 and Lire 2,446 for 1992 and 1991, respectively) for the year ended December 1993, of which Lire 725 ($457) (Lire 1,025 and Lire 1,325 for 1992 and 1991, respectively) relates to the loan from Elsag Bailey (a division of Finmeccanica S.p.A.).

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

  Interest charged to the income statement in the period in respect of long term debt was Lire 553 ($349) (Lire 821 in 1993) for the period ended June 30, 1994, of which Lire 300 ($189) (Lire 425 in 1993) relates to the loan from Elsag Bailey (a division of Finmeccanica S.p.A.).

NOTE 15--TERMINATION INDEMNITIES

  Movements in the reserve for employees termination indemnities are as follows:

                                                   12/31/92  12/31/93  06/30/94
                                                   --------  --------  --------
Balance at the beginning of the period............ L11,305   L11,346   L11,968
Provisions made during the period.................   2,247     2,037     1,132
Payments made during the period...................  (2,206)   (1,415)     (539)
                                                   -------   -------   -------
Balance at the end of the period.................. L11,346   L11,968   L12,561
                                                   -------   -------   -------
U.S. Dollars......................................           $ 7,546   $ 7,920
                                                             =======   =======

NOTE 16--INCOME TAXES

  The Division has no income tax liability due to losses made in the current and previous years. All fiscal years from 1988 are still open for examination by the fiscal authorities.

  The Division had a deferred tax asset which is summarized as follows:

                          12/31/91  12/31/92  12/31/93  12/31/93  06/30/93  06/30/94  06/30/94
                          --------  --------  --------  --------  --------  --------  --------
Tax losses available for
 carry forward (per
 filed tax returns).....  L  4,732  L 11,649  L 12,527  $  7,898  L 12,178  L 12,477  $  7,867
Deferral of research and
 development costs for
 tax purposes...........     7,269     5,423     3,890     2,453     5,181     3,125     1,970
Inventory valuation
 reserve and provision
 for warranty and
 installation costs.....     3,236     3,549     3,126     1,971     3,549     3,132     1,975
Deferred depreciation
 and amortization.......     1,075     1,347     1,435       905     1,347     1,170       738
Deferred maintenance
 costs..................        18       224       180       113       224       180       113
Other temporary timing
 differences............     1,340     1,352     2,224     1,402     1,220     2,224     1,402
                          --------  --------  --------  --------  --------  --------  --------
                            17,670    23,544    23,382    14,742    23,699    22,308    14,065
Valuation allowance.....   (17,670)  (23,544)  (23,382)  (14,742)  (23,699)  (22,308)  (14,065)
                          --------  --------  --------  --------  --------  --------  --------
Net deferred tax asset..  L    --   L    --   L    --   $    --   L    --   L    --   $    --
                          ========  ========  ========  ========  ========  ========  ========

  A valuation allowance has been made against the full amount of the deferred tax asset as the Division does not meet the "more likely than not" realization criteria.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

NOTE 17--FINMECCANICA S.P.A. INVESTMENT

                                             DEA S.P.A.
                              DEA S.P.A.     ADDITIONAL    DIVISIONAL
                             SHARE CAPITAL PAID IN CAPITAL   EQUITY    TOTAL
                             ------------- --------------- ---------- --------
At December 31, 1991.......     L 1,500        L   --       L 14,393  L 15,893
Reclassification of
 divisional equity of
 Digital Electronic
 Automation (USA) to
 accumulated deficit.......         --             --         (1,248)   (1,248)
                                -------        -------      --------  --------
At December 31, 1991 as
 restated..................       1,500            --         13,145    14,645
Increase in share capital..      14,800            --            --     14,800
Additional paid in capital.         --          15,247           --     15,247
Divisional equity of DEA
 France S.A................         --             --          4,993     4,993
                                -------        -------      --------  --------
At December 31, 1992.......      16,300         15,247        18,138    49,685
Elimination of Divisional
 equity of Digital
 Electronic Automation
 following conversion from
 a division of Elsag Bailey
 Inc. to a subsidiary of
 DEA S.p.A.................         --             --        (13,145)  (13,145)
                                -------        -------      --------  --------
At December 31, 1993.......     L16,300        L15,247      L  4,993  L 36,540
                                =======        =======      ========  ========
U.S. Dollars December 31,
 1993......................     $10,277        $ 9,614      $  3,148  $ 23,039
                                =======        =======      ========  ========
Divisional equity of the
 Metrology division of DEA
 France S.A. at December
 31, 1993 eliminated on
 consolidation following
 the purchase of the share
 capital of DEA France S.A.
 by DEA S.p.A..............         --             --         (4,993)   (4,993)
                                -------        -------      --------  --------
At June 30, 1994...........     L16,300        L15,247      L    --    L31,547
                                =======        =======      ========  ========
U.S. Dollars June 30, 1994.     $10,277        $ 9,614      $    --   $ 19,891
                                =======        =======      ========  ========

  On December 18, 1992, the share capital of DEA S.p.A. was increased to Lire 16,300 by the creation and issue of a further 14,800 shares to Finmeccanica S.p.A. In addition, Finmeccanica S.p.A. contributed a further Lire 16,700 as additional paid in capital, of which Lire 15,247 related to the Metrology Division of DEA S.p.A. These transactions were made in order to comply with the minimum capital requirement stipulated by Italian company law.

  The whole of the share capital of DEA S.p.A., consisting of 16,300,000 shares with a nominal value of 1,000 Italian Lire, is owned by Finmeccanica S.p.A.

  The divisional equity balance at December 31, 1992 is comprised of Lire 13,145 representing the common stock, paid in and contribution capital of Digital Electronic Automation Inc. at the date it was converted into a trading division of Elsag Bailey Inc. On October 31, 1993 the net asset deficiency (Divisional equity and accumulated deficit) was eliminated by means of a loan waiver from Elsag Bailey Inc. Subsequently, on November 1, 1993 the net assets of the division were sold at their net book value of zero to DEA S.p.A. Lire 4,993 representing the divisional capital of the Metrology Division of DEA France S.A. following its inclusion into the combined financial statements from January 1, 1992. On January 1, 1994 the non-metrology activities of DEA France S.A. were transferred to another Finmeccanica group entity and the shareholders' capital of the Company acquired by DEA S.p.A. The divisional net equity at December 31, 1993 was consequently eliminated on consolidation against the carrying value of the investment in DEA S.p.A. at June 30, 1994.

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

  On August 18, 1993, Brown & Sharpe Manufacturing Company (Brown & Sharpe) announced that they had entered into a non-binding letter of intent to purchase the assets of the Metrology Division of Finmeccanica S.p.A. at June 30, 1993 with the exception of certain agreed upon exclusions and adjustments. In return for the disposal, Finmeccanica S.p.A. would receive 2.5 million shares of Class A Brown & Sharpe common stock and a contingent non-assignable right to obtain a further 950,000 shares of Class A Brown & Sharpe common stock. Such right would be exercisable only if during the five year period following the closing date of the transaction, the closing share price of Brown & Sharpe common stock equals or exceeds $15.00 per share for thirty non-consecutive business days over any twelve month period of time. At the date of this report, the transaction has not yet been completed.

NOTE 18--COMMITMENTS AND CONTINGENCIES

  The Company leases certain property and equipment under non-cancelable operating leases that expire in various years through to 2002. The property leases may be renewed upon expiry of the original term.

  Future minimum payments under operating leases with initial or unexpired terms of one year or more consisted of the following:

                                                          1992    1993    1993
                                                         ------- ------- -------
1993.................................................... L 5,659 L   --  $   --
1994....................................................   5,376   6,695   4,221
1995....................................................   4,940   5,681   3,582
1996....................................................   4,229   4,388   2,767
1997....................................................   3,193   3,891   2,453
1998....................................................     --      954     602
Thereafter..............................................     298     623     393
                                                         ------- ------- -------
                                                         L23,695 L22,232 $14,018
                                                         ======= ======= =======

  The total rental expense in respect of operating leases for the year ending December 31, 1993 was Lire 7,300 ($4,603) (Lire 5,524 and Lire 4,224 for 1992
and 1991, respectively).

NOTE 19--GOING CONCERN

  The Division has incurred substantial losses in recent years (1991: Lire 18,326, 1992: Lire 24,233, 1993: Lire 3,860 ($2,434)) and at June 30, 1994 had
a net asset deficiency of Lire 15,168 ($9,564).

  The ability of the Division to operate as a going concern has been dependent on the financial support of its parent company, Finmeccanica S.p.A.

  Under the terms of the non-binding letter of intent, described in Note 17 above, Brown & Sharpe is to assume existing debt of the DEA Metrology Activities of Finmeccanica up to the amount of $15 million. The ability of the Division to operate as a going concern is dependent upon the continuing financial support of its future owners and a return to profitable operations. Management forecasts this will occur in the foreseeable future as a result of the restructuring which has taken place and the completion of the contemplated transaction with Brown & Sharpe, which will substantially reduce the Division's borrowing needs.

NOTE 20--OTHER INCOME (EXPENSES)

  The 1991 net other income of Lire 10,688 includes a gain of Lire 11,618 that arose on the disposal of the factory premises at Moncalieri to an affiliated company following the reorganization of the divisions

                    DEA METROLOGY ACTIVITIES OF FINMECCANICA

             (ITALIAN LIRE IN MILLIONS; U.S. DOLLARS IN THOUSANDS)

operations in that year. No taxation was incurred on this transaction since the gain was fully offset against trading losses incurred in that year.

NOTE 21--ACCUMULATED DEFICIT

  The accumulated deficit at December 31, 1991 is stated net of the recapitalization transactions made in order to comply with the minimum capital requirements stipulated by Italian company law. Under these regulations, the shareholders, in general meeting, elect to eliminate part of the accumulated loss against issued share capital or additional capital injections.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

  The following Pro Forma Combined Financial Statements are unaudited and are based on the Consolidated Financial Statements of Brown & Sharpe, the Combined Financial Statements of DEA, the Financial Statements of Roch and the Financial Statements of Mauser. Roch and Mauser were acquired by Brown & Sharpe on
March 24, 1994, and were previously disclosed by Brown & Sharpe on Form 8-K dated May 13, 1994.

  The unaudited Pro Forma Combined Statements of Income (Loss) for the year ended December 25, 1993 and for the six months ended July 2, 1994 have been adjusted to give effect to the acquisition of Roch and Mauser (collectively the "Roch Acquisition"), the acquisition of DEA (the "DEA Acquisition") and the New Financing (4) (and the application of the proceeds therefrom) as if such transactions had occurred on December 27, 1992. The unaudited Pro Forma Combined Balance Sheet at July 2, 1994 has been adjusted to give effect to the DEA Acquisition and the New Financing (and the application of the proceeds therefrom) as if such transactions had occurred on that date. The pro forma adjustments are based upon available information and certain assumptions that management of Brown & Sharpe believes are reasonable and that are described in the notes to the Pro Forma Combined Financial Statements. The Pro Forma Combined Financial Statements do not purport to represent what the Combined Company's financial position or results of operations would actually have been if the transactions had occurred on the dates specified or to project the Combined Company's financial position or results of operations for any future period.


                 PRO FORMA COMBINED STATEMENT OF INCOME (LOSS)
                     For the Six Months Ended July 2, 1994

                                                                                                Pro Forma
                                               Brown &                                   ----------------------
                                                Sharpe     DEA     Roch(3)   Mauser(3)   Adjustments   Combined
                                               --------  -------  --------  ----------   -----------  ---------
                                                            (in thousands, except per share data)
Operating Data:
Net sales....................................  $79,811   $45,078   $2,713   $  710       $  (518)(a)   $127,794
Cost of goods sold...........................   55,337    29,349    1,461      518        (1,088)(b)     85,577
Selling, general and administrative expense..   25,871    15,494    1,411      370        (3,894)(c)     39,252
Depreciation and amortization (1)............      --      1,417      145        1          (433)(d)      1,130
Amortization of excess of fair value over
 cost of assets acquired.....................      --        --       --       --            (22)(e)        (22)
                                               -------   -------   ------   ------       -------       --------
 Operating profit (loss).....................   (1,397)   (1,182)    (304)    (179)        4,919          1,857
Interest expense.............................   (2,723)   (3,415)    (108)     --          3,468 (f)     (2,778)
Other income (expense), net..................      178      (188)       9    1,498        (1,494)(g)          3
                                               -------   -------   ------   ------       -------       --------
 Income (loss) before income taxes...........   (3,942)   (4,785)    (403)   1,319         6,893           (918)
Income tax provision.........................      300       --       --       --            --             300
                                               -------   -------   ------   ------       -------       --------
 Net income (loss)...........................  $(4,242)  $(4,785)  $ (403)  $1,319       $ 6,893       $ (1,218)
                                               =======   =======   ======   ======       =======       ========
 Net income (loss) per share.................    $(.83)                                                $   (.14)(h)
                                               =======                                                 ========
Other Data:
Depreciation and amortization (2)............    2,884     1,417      260        4          (455)         4,110
Capital expenditures.........................    1,363       640      --       --            --           2,003
- -------------------

(1) Brown & Sharpe includes depreciation and amortization in cost of sales or selling, general and administrative expense, depending on the nature of the use of the asset involved. Mauser includes depreciation in selling, general and administrative expense.
(2) Pro forma depreciation and amortization includes amortization of excess of fair value over cost of assets acquired.
(3) Roch and Mauser results are for the first three months of 1994 as they were acquired at the end of that period. Their operations are included in Brown & Sharpe's results since acquisition.
(4) The "New Financing" consists of a $8.5 million mortgage secured by Brown & Sharpe's facility in North Kingstown, Rhode Island ("The North Kingstown Mortgage"), a $25 million three-year term loan (the "Three-Year Guaranteed Term Loan") to be guaranteed by Finmeccanica, and a $25 million three-year revolving credit facility providing for borrowings based on and secured by substantially all the Combined Company's domestic inventory, accounts receivable and certain other assets (the "Revolving Credit Facility").



       See Accompanying Notes to Pro Forma Combined Financial Statements.

                 PRO FORMA COMBINED STATEMENT OF INCOME (LOSS)
                      For the Year Ended December 25, 1993

                                                                                                Pro Forma
                                               Brown &                                   ----------------------
                                                Sharpe     DEA     Roch(3)   Mauser(3)   Adjustments   Combined
                                               --------  -------  --------  ----------   -----------  ---------
                                                            (in thousands, except per share data)
Operating Data:
Net sales....................................  $157,035   $112,419  $ 9,868  $ 2,634      $(2,214)(a)  $279,742
Cost of goods sold...........................   110,841     72,108    5,639    2,214       (3,354)(b)   187,448
Selling, general and administrative expense..    45,474     30,747    5,233    1,157       (7,788)(c)    74,823
Depreciation and amortization (1)............       --       3,588       34      605       (1,471)(d)     2,756
Restructuring costs..........................       --         518      --       --           --            518
Amortization of excess of fair value over
 cost of assets acquired.....................       --         --       --       --           (44)(e)       (44)
                                               --------   --------  -------  -------      -------      --------
 Operating profit (loss).....................       720      5,458   (1,038)  (1,342)      10,443        14,241
Interest expense.............................    (5,100)    (6,253)    (447)     (55)       6,230 (f)    (5,625)
Other income (expense), net..................     2,764     (1,639)     (27)      10          --          1,108
                                               --------   --------  -------  -------      -------      --------
 Income (loss) before income taxes...........    (1,616)    (2,434)  (1,512)  (1,387)      16,673         9,724
Income tax provision.........................       800        --       --       --           --            800
                                               --------   --------  -------  -------      -------      --------
 Net income (loss)...........................  $ (2,416)  $ (2,434) $(1,512) $(1,387)     $16,673      $  8,924
                                               ========   ========  =======  =======      =======      ========
 Net income (loss) per share.................  $   (.49)                                               $   1.08 (h)
                                               ========                                                ========
Other Data:
Depreciation and amortization (2)............     6,355      3,532      238      623       (1,515)        9,233
Capital expenditures.........................     4,399      1,965      287       28          160         6,839
- -------------------------

(1) Brown & Sharpe includes depreciation and amortization in cost of sales or selling, general and administrative expense, depending on the nature of the use of the asset involved. Mauser includes depreciation in selling, general and administrative expense.
(2) Pro forma depreciation and amortization includes amortization of excess of fair value over cost of assets acquired.





       See Accompanying Notes to Pro Forma Combined Financial Statements.

                        PRO FORMA COMBINED BALANCE SHEET
                                At July 2, 1994

                                                        Pro Forma
                              Brown &             ----------------------
                              Sharpe      DEA     Adjustments   Combined
                             --------   -------   ------------  --------
                                            (in thousands)
ASSETS
Current Assets:
 Cash and cash equivalents.  $  2,283  $  4,844   $ (2,679)(i)  $  4,448
 Restricted cash...........     6,147       --      (6,147)(i)       --
 Accounts receivable, net
  of allowances for
  doubtful accounts........    42,724    45,359     (1,500)(j)    86,583
 Inventories...............    59,844    41,813     (5,068)(k)    96,589
 Prepaid expenses and
  other current assets.....     4,233     6,144        --         10,377
                             --------  --------   --------      --------
  Total current assets.....   115,231    98,160    (15,394)      197,997
Property, Plant and
 Equipment:
 Land......................     6,679        50        (50)(m)     6,679
 Buildings and improvements    34,052     2,078     (2,078)(m)    34,052
 Machinery and equipment...    86,082    25,332    (25,332)(m)    86,082
                             --------  --------   --------      --------
                              126,813    27,460    (27,460)      126,813
 Less - accumulated
  depreciation.............    81,114    22,027    (22,027)(m)    81,114
                             --------  --------   --------      --------
                               45,699     5,433     (5,433)       45,699

Other Assets:
 Debt financing costs......       --        --       2,108 (l)     2,108
 Other.....................    13,146     3,191     (3,191)(n)    13,146
                             --------  --------   --------      --------
                             $174,076  $106,784   $(21,910)     $258,950
                             ========  ========   ========      ========

LIABILITIES AND
 SHAREOWNERS' EQUITY
Current Liabilities:
 Notes payable and current
  installments of
  long-term debt...........  $ 38,859   $24,054   $(52,032)(o)  $ 10,881
 Accounts payable..........    12,351    14,868        --         27,219
 DEA debt..................       --     52,653    (52,653)(p)       --
 Accrued expenses and
  income taxes.............    20,754    13,228     13,701 (q)    47,683
                             --------  --------   --------      --------
  Total current liabilities    71,964   104,803    (90,984)       85,783
Long-term debt.............    33,806     3,625     35,782 (r)    73,213
Deferred income taxes......     1,891       --         --          1,891
Termination indemnities....       --      7,920        --          7,920
Unfunded accrued pension
 cost......................     4,724       --         --          4,724
Excess of fair value over
 cost of assets acquired...       --        --         440 (s)       440
Shareowners' Equity:
 Preferred stock $1 par
  value; authorized
  1,000,000 shares,
  none issued..............       --        --                       --
 Common stock:
  Class A, $1 par value;
   authorized 15,000,000
   shares,
   issued 4,659,444 and
    pro forma 8,101,368....     4,659       --       3,450 (t)     8,109
  Class B, $1 par value;
   authorized 2,000,000
   shares,
   issued 544,463..........       541       --         --            541
 Additional paid in capital    46,999       --      19,838 (t)    66,837
 Earnings employed in the
  business.................       135       --         --            135
 Cumulative foreign
  currency translation
  adjustment...............    10,176       --         --         10,176
 Treasury stock; 7,492
  shares at cost...........      (151)      --         --           (151)
 Unearned compensation.....      (668)      --         --           (668)
 DEA equity (deficit)......       --     (9,564)     9,564 (u)       --
                             --------  --------   --------      --------
  Total shareowners' equity    61,691    (9,564)    32,852        84,979
                             --------  --------   --------      --------
                             $174,076  $106,784   $ 21,910      $258,950
                             ========  ========   ========      ========



       See Accompanying Notes to Pro Forma Combined Financial Statements

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                      (in thousands, except share amounts)

1.  Basis of Presentation

  The pro forma combined financial statements have been prepared assuming that the purchase price for the DEA Acquisition will consist of 3,450,000 shares of Class A Common Stock, having an aggregate value of $23,288 based on the August 16, 1994 closing price of $6.75 per share. The DEA Acquisition Agreement provides that this purchase price will be subject to a post-closing adjustment based on a comparison of adjusted net asset value (as defined in the DEA Acquisition Agreement) of DEA as of June 30, 1993 and the adjusted net asset value of DEA as of July 31, 1994 (the "Pricing Date") (as defined and calculated in accordance with a formula in the DEA Acquisition Agreement) and after taking into account the reduction of net assets as of the Pricing Date by virtue of the non-recourse factoring of a mutually agreed amount of receivables of DEA prior to the Pricing Date (and after reflecting an additional adjustment relating to any difference between the estimated Pricing Date amount of indebtedness of DEA to be discharged by Finmeccanica and the actual amount, as finally determined, of such indebtedness as of the Pricing Date.)

  The assumed purchase price has been allocated as follows:


  Cash..........................................................  $    497
  Accounts receivable, net of allowances for doubtful accounts..    43,859
  Inventories...................................................    36,745
  Prepaid expenses and other current assets.....................     6,144
  Notes payable and current installments of long-term debt......    (6,464)
  Accounts payable..............................................   (14,868)
  Accrued expenses and income taxes.............................   (26,929)
  Long-term debt................................................    (7,336)
  Termination indemnities.......................................    (7,920)
  Excess of fair value over cost of assets acquired.............      (440)
                                                                  --------
     TOTAL......................................................  $ 23,288
                                                                  ========

  The allocation of purchase price to cash reflects DEA's expected cash level as of the closing under the DEA Acquisition Agreement. The pro forma combined income statements are unaudited and present a combination of the historical net sales of Brown & Sharpe, DEA, Roch and Mauser (after elimination of intercompany sales), and do not reflect possible increases in net sales that may arise from synergies related to the combination, or possible decreases in net sales as a result of planned cost cutting measures, possible discontinuance of certain similar products, customers' desires to maintain alternative sources of supply or for other reasons.

  For consistency of presentation, the historical information and related pro forma adjustments for DEA, Roch and Mauser appearing in the pro forma combined financial statements have been translated using the convenience translation exchange rates of L1,586, FF5.81 and DM1.67 to $1.00, respectively. These convenience translation exchange rates are not materially different from the average exchange rates during the period of L1,563, FF5.67 and DM 1.66 to $1.00, respectively for 1993, and L1,634, FF5.72 and DM1.68 to $1.00, respectively, for the first six months of 1994.

  The pro forma combined income statements reflect the effects of planned cost savings as follows: for the year ended December 25, 1993, savings anticipated from measures to be commenced within the first three months following the applicable acquisition are reflected as if such measures were effective at the beginning of the period presented; savings anticipated from measures to be commenced in months 4 through 12 following the applicable acquisition are reflected in the full year period in amounts equal to a fraction of the amounts that would be realized if the measures were effective at the beginning of the year, such fraction being equal to the fraction of the year remaining after the date by which the measures will be commenced (i.e., the anticipated cost savings attributable to an action to be taken by the end of the ninth month would be reflected in an amount equal to one-fourth of the amount that would be realized if such action were effective at the beginning of the year); savings from measures to be commenced in months 4 through 12 following the applicable acquisition are reflected in the pro forma income statement for the six months ended July 2, 1994 in amounts equal to one-half the amounts that would be reflected in the pro forma income statement for the year ended. The pro forma combined income statements do not reflect additional savings anticipated to be realized from further cost savings measures planned to be commenced after 12 months following the applicable acquisition. The estimates of anticipated cost savings included in the pro forma combined financial statements differ from the cost savings included in Item 2 "Acquisition or Disposition of Assets" of this filing on Form 8-K which are not limited to cost savings to be realized from actions commenced within the first 12 months of combined operations and which do not use the assumption in this Note 1 that savings from measures to be commenced within the first three months of combined operations are reflected as if such measures were effective at the beginning of the period.

  The pro forma combined income statements do not include certain costs, primarily professional fees, incurred in connection with the DEA Acquisition and severance and other costs to be incurred in connection with anticipated elimination of personnel, closure of facilities and other cost savings measures following the Roch Acquisition and the DEA Acquisition. Brown & Sharpe estimates that these costs will approximate $13,545, of which approximately $1,999 will be reflected as restructuring expense in 1994, $11,546 will be charged against reserves established in the allocations of purchase price associated with these acquisitions and $160 will be incurred with respect to capital spending associated with facilities consolidation.

2.  Pro Forma Adjustments

  The pro forma financial statements reflect the following:

  a) Adjustment to eliminate intercompany sales made by Roch to Mauser of $518 for the six months ended July 2, 1994 and $2,214 for the year 1993.

  b) Adjustment to reflect decreased design engineering as a result of expected reductions in personnel of $532 for the six months ended July 2, 1994 and $1,065 for the year 1993, decreased purchasing costs of the combined operations of $38 for the six months ended July 2, 1994 and $75 for the year 1993, and the elimination of intercompany purchases of Mauser from Roch of $518 for the six months ended July 2, 1994 and $2,214 for the year 1993.

  c) Adjustment to reflect expected decreased administrative, sales and distribution expenses resulting from reductions in North American and European administrative, sales and distribution personnel of $2,668 for the six months ended July 2, 1994 and $5,336 for the year ended December 25, 1993 and closing of overlapping facilities of $1,226 for the six months ended July 2, 1994 and $2,452 for the year ended December 25, 1993.

  d) Adjustment to reflect an elimination of depreciation of fixed assets and goodwill related to the write-down of DEA assets in accordance with the purchase method of accounting, and the amortization of debt issuance costs over four years. The adjustment for the year ended December 25, 1993 is as follows:

  Depreciation of assets.................................................  $  790
  Amortization of goodwill ($588 in 1994)................................   1,193
  Amortization of estimated expenses of the debt issuance costs ($2,108).    (512)
                                                                           ------
                                                                           $1,471
                                                                           ======

  This adjustment approximated $433 for the six months ended July 2, 1994.

  e) Adjustment to reflect the amortization of the excess of fair value of DEA's assets over Brown & Sharpe's assumed cost to acquire such assets. The excess of fair value of $440 will be amortized over a ten-year period. See Note 1.

  f) Adjustment to reflect the decrease in interest expense resulting from the completion of the New Financing, the assumption, discharge or waiver by Finmeccanica of an assumed $66,532 principal amount of DEA debt in connection with the DEA Acquisition and the repayment of certain Brown & Sharpe and DEA debt with the proceeds of the New Financing, in each case based on amounts outstanding and interest rates in effect at the beginning of the period, calculated as follows:

  The adjustment for interest for the year ended December 25, 1993, is calculated as follows:

  Interest on $8,500 North Kingstown Mortgage at 8.75%.................  $   744
  Interest on $25,000 Three-Year Guaranteed Term Loan at 4.24%.........    1,060
  Interest on $16,000 debentures at 9.25%..............................    1,480
  Interest on $19,629 Mortgage Loans at 6.69% to 10.00%................    1,558
  Interest on $6,464 DEA long-term debt at 8.79%.......................      568
  Interest on $2,967 Brown & Sharpe Lines of Credit at 7.00% to 8.13%..      215
                                                                         -------
                                                                           5,625
  Actual expense recorded..............................................   11,855
                                                                         -------
                                                                         $ 6,230
                                                                         =======

  Interest has been calculated for the pro forma combined financial statements assuming no borrowings are made under the $25 Million Revolving Credit Facility that is part of the New Financing.

  This adjustment was $3,468 for the six months ended July 2, 1994.

  g) Adjustment to eliminate nonrecurring income from debt forgiveness by Diehl, the former owner of Mauser.

  h) Adjusted to reflect the pro forma adjustments to income discussed above and the issuance of 175,000 shares of Class A Common Stock in the Roch Acquisition and the issuance of 3,450,000 shares of Class A Common Stock in the DEA Acquisition, assuming in each case that no additional shares are issued in a post-closing purchase price adjustment.

  i) Adjustment to eliminate DEA cash retained by Finmeccanica and to reflect the receipt of the gross proceeds of the New Financing and the application thereof as follows:

  Gross proceeds from North Kingstown Mortgage...............  $  8,500
  Gross proceeds from Three-Year Guaranteed Term Loan........    25,000
  Repayment of existing Brown & Sharpe debt at July 2, 1994..   (28,535)
  Repayment of existing DEA debt at July 2, 1994.............    (7,336)
  Prepayment penalties.......................................      (150)
  Estimated expenses of New Financing........................    (1,958)
  Reclassification of restricted cash........................     6,147
  Cash withdrawal by Finmeccanica............................    (4,347)
                                                               --------
                                                                $(2,679)
                                                               ========

  Brown & Sharpe has been required to maintain restricted cash balances to support certain of its foreign lines of credit. At July 2, 1994, the required restricted cash balances totaled $6,147. These amounts will cease to be restricted upon repayment of the lines of credit.

  j) Adjustment to record DEA receivables at estimated fair value in accordance with the purchase method of accounting.

  k) Adjustment to record DEA inventories at estimated fair value in accordance with the purchase method of accounting.

  l) Adjustment to record estimated expenses of the New Financing, which expenses will be amortized over four years.

  m) Adjustment to property, plant and equipment of DEA to reflect the allocation of the excess of fair value over the cost of the assets acquired in accordance with the purchase method of accounting.

  n) Adjustment to eliminate intercompany goodwill of DEA of $1,200 and allocate $1,991 excess of the fair value over the cost of DEA assets acquired to non-current assets in accordance with the purchase method of accounting.

  o) Adjustment to reflect the short-term portion of the issuance of the new Brown & Sharpe long-term debt, eliminate the third party short-term debt of DEA assumed or discharged or refinanced by Finmeccanica in connection with the DEA Acquisition, and repayment with the proceeds of the New Financing of the short-term debt of Brown & Sharpe and the remaining third party short-term debt of DEA, as follows:

   Gross proceeds from new debt.........................................  $    557
   Short-term debt of DEA assumed or discharged by Finmeccanica.........   (13,879)
   Short-term debt of DEA refinanced with long-term debt................    (2,839)
   Repayment of short-term debt of Brown & Sharpe with new debt proceeds   (28,535)
   Repayment of short-term debt of DEA with new debt proceeds...........    (7,336)
                                                                          --------
                                                                          $(52,032)
                                                                          ========

  p) Adjustment to eliminate DEA borrowings from Finmeccanica in the principal amount of $52,653 canceled or waived by Finmeccanica in connection with the DEA Acquisition.

  q) Adjustment to increase DEA's reserve for warranty expense by $2,604 to estimated fair value in accordance with the purchase method of accounting and the accrual of restructuring and acquisition costs (primarily consisting of professional fees) related to the DEA Acquisition of $9,757 and $1,340, respectively.

  r) Adjustment to reflect issuance of the new Brown & Sharpe long-term debt and to increase the long-term debt of DEA to conform to the amount of DEA long-term debt to be outstanding at closing in accordance with the terms of the DEA Acquisition Agreement.

   Gross proceeds from new debt...........................  $32,943
   Short-term debt of DEA refinanced with long-term debt..    2,839
                                                            -------
                                                            $35,782
                                                            =======

  s) Adjustment to record the excess of the fair value over the cost of the DEA assets acquired in accordance with the purchase method of accounting.

  t) Adjustment to reflect the issuance of 3,450,000 shares of Brown & Sharpe Class A Common Stock in connection with the DEA Acquisition.

  u) Adjustment to eliminate DEA equity (deficit) in connection with the DEA Acquisition in accordance with the purchase method of accounting.

                                                                       Exhibit 3

                              Henry D. Sharpe, Jr.
                                    Box 456
                           North Kingstown, RI  02852



September 28, 1994



Finmeccanica S.p.A.
viale Maresciallo Pilsudski, 92
00197 Rome
Italy

Re:  Voting of Shares of Brown & Sharpe Manufacturing Company

Gentlemen:

It is my understanding that under a certain Shareholders Agreement proposed to be entered into by Finmeccanica S.p.A. ("Finmeccanica") with Brown & Sharpe Manufacturing Company (the "Company") in connection with its acquisition of 3,450,000 shares of Class A Common Stock of the Company pursuant to a certain Acquisition Agreement dated as of June 10, 1994, as amended by an Amendment No. 1 to Acquisition Agreement (the "Acquisition Agreement") inter alia, the Board
                                                         ----- ----
of Directors of the Company shall be increased from seven (7) to ten (10) members to permit the election to the Board of Directors of three (3) nominees designated by Finmeccanica ("Finmeccanica Nominees"); that the Company shall, as soon as reasonably practicable after the closing of the Acquisition Agreement, convene a special meeting (the "Meeting") of its shareholders to consider and vote upon the approval of this increase in the number of directors of the Company and the election to the Board of Directors of the Company of the three Finmeccanica Nominees that Finmeccanica will notify to the Company; that the Board of Directors of the Company shall nominate one Finmeccanica Nominee per class to the classes of Directors with terms expiring in 1995, 1996 and 1997; and that so long as Finmeccanica owns at least 1,250,000 shares of the Company's Class A Common Stock (as adjusted for any shares issued pursuant to a stock split, stock dividend, recapitalization, reorganization or similar corporate event), Finmeccanica will be entitled to be represented on the Executive Committee of the Board of Directors of the Company by one Finmeccanica Nominee (if the Executive Committee is composed of four directors) or two Finmeccanica Nominees (if the Executive Committee is composed of five directors).

In order to induce Finmeccanica to enter into the Shareholders Agreement, I hereby covenant and agree that at the Meeting and any subsequent meeting of the shareholders of the Company at which Directors are to be elected in respect of which the Company's Board of Directors has nominated one or more Finmeccanica Nominees for election, I shall vote or cause to be voted any and all shares of Class A Common Stock and Class B Common Stock as to which I may have beneficial ownership and sole voting

Finmeccanica S.p.A.
September 28, 1994
Page 2



power (which amounts at today's date are set forth in Exhibit A to this letter) in favor of the election of each such Finmeccanica Nominee.

                                Sincerely yours,



                              Henry D. Sharpe, Jr.

Accepted and agreed:

Finmeccanica S.p.A.



By:  /s/ Paolo Caron
     ---------------

HDS:kg

Attachment:  Exhibit A